Exhibit 4.1

INDENTURE

Dated as of April 26, 2016

Among

MICRON TECHNOLOGY, INC.,

THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee and as Collateral Agent

7.500% SENIOR SECURED NOTES DUE 2023

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Section 12.14	Severability	74
Section 12.15	Counterpart Originals	74
Section 12.16	Table of Contents, Headings, etc.	75
Section 12.17	U.S.A. PATRIOT Act	75

Appendix A	Provisions Relating to Initial Notes and Additional Notes

Exhibit A	Form of Note
Exhibit B	Form of Supplemental Indenture
Exhibit C	Form of Transferee Letter of Representation
Exhibit D	Form of Security Agreement
Exhibit E	Form of First Lien Intercreditor Agreement

INDENTURE, dated as of April 26, 2016 among Micron Technology, Inc., a Delaware corporation, the Guarantors named on the signature pages hereto and U.S. Bank National Association, a national banking association, as Trustee and as Collateral Agent.

W I T N E S S E T H

WHEREAS, the Company has duly authorized the creation of and issuance of $1,250,000,000 aggregate principal amount of 7.500% Senior Secured Notes due 2023 (the “Initial Notes”); and

WHEREAS, the Company has received good and valuable consideration for the execution and delivery of this Indenture and the Notes and each of the Guarantors has received good and valuable consideration for its execution and delivery of the Indenture and its Guarantee of the Notes Obligations;

WHEREAS, all necessary acts and things have been done to make: (1) the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the legal, valid and binding obligations of the Company, (2) the Guarantee by each Guarantor of the Notes Obligations the legal, valid and binding obligations of each Guarantor and (3) this Indenture a legal, valid and binding agreement of the Company and each Guarantor in accordance with the terms of this Indenture;

NOW, THEREFORE, the Company, each Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                             Definitions.

“Additional Interest” means, if applicable, all additional interest owing on the Notes pursuant and subject to Section 6.02(c).

“Additional Notes” means additional Notes (other than Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01.

“Additional Pari Passu Agreement” means any loan agreement, credit agreement, indenture or other agreement entered into by the Company after the Issue Date, if any, pursuant to which the Company or any of its Subsidiaries will incur Additional Pari Passu Obligations, and which has been designated as an “Additional First Lien Document” pursuant to and in accordance with the Intercreditor Agreement.

“Additional Pari Passu Obligations” means all Obligations of the Company or any of its Subsidiaries arising under, out of, or in connection with advances to, and debts, liabilities, obligations, covenants and duties of, the Company or any of its Subsidiaries, in each case that have been designated as ‘‘Additional First Lien Obligations’’ pursuant to and in accordance with the Intercreditor Agreement.

“Additional Pari Passu Secured Parties” means the holders of any Additional Pari Passu Obligations and any Authorized Representative with respect thereto.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise..

“Agent” means any Registrar, Paying Agent or authenticating agent.

“Aggregate Debt” means the sum of the following as of the date of determination: (1) the then aggregate outstanding amount of the Indebtedness of the Company and its Domestic Restricted Subsidiaries, without duplication, incurred on or after the Issue Date and secured by Liens not permitted under Section 4.09(a) (determined in accordance with such Section); (2) the then aggregate outstanding amount of all Subsidiary Debt incurred on or after the Issue Date, without duplication, and not permitted under Section 4.07(a) (including as a result of the exclusions set forth in Section 4.07(b)); provided that any such Subsidiary Debt will be excluded from this clause (2) to the extent that such Subsidiary Debt (or the related Indebtedness) is included in clause (1) or (3) of this definition; and (3) the then existing Attributable Debt of the Company and its Domestic Restricted Subsidiaries in respect of sale and lease-back transactions, without duplication, entered into after the Issue Date pursuant to Section 4.08(b); provided that any such Attributable Debt will be excluded from this clause (3) to the extent of indebtedness relating thereto is included in clause (1) or (2) of this definition, provided further, in no event will the amount of any Indebtedness (including Guarantees of such Indebtedness) be required to be included in the calculation of Aggregate Debt more than once despite the fact more than one Person is liable with respect to such Indebtedness and despite the fact that such Indebtedness is secured by the assets of more than one Person (for example, and for avoidance of doubt, in the case where more than one Domestic Restricted Subsidiary has Guaranteed or otherwise become liable for such Indebtedness or in the case where there are Liens on assets of one or more of the Company and its Domestic Restricted Subsidiaries securing such Indebtedness or one or more Guarantees thereof, the amount of Indebtedness so Guaranteed or secured shall only be included once in the calculation of Aggregate Debt).

“Attributable Debt” means in connection with a sale and lease-back transaction the lesser of: (1) the fair value of the assets subject to such transaction, as determined in good faith by a Senior Officer of the Company; and (2) the present value of the minimum rental payments called for during the terms of the lease (including any period for which such lease has been extended), determined in accordance with GAAP, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.

“Authorized Representative” means (1) with respect to the New Credit Facility Lenders and the New Credit Facility Obligations, Morgan Stanley Senior Funding, Inc., (2) with respect to the holders of the Notes and the Notes Obligations, the Collateral Agent, and (3) in the case of any Series of Additional Pari Passu Obligations (and the Additional Pari Passu Secured Parties thereunder) that become subject to the Intercreditor Agreement after the Issue Date, the Authorized Representative named for such Series in the applicable joinder agreement to the Intercreditor Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code, codified as Title 11, U.S. Code §101-1330, as amended.

“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board.

“Boise Property” means all real property vested solely in the Company or a Guarantor at the location commonly known as 8000 S. Federal Way; Boise, Idaho 83716 together with all real property vested solely in the Company or a Guarantor adjoining, contiguous to, or in vicinity of the Boise Property.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code.

“Change of Control” means:

(1)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries, has filed a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person has become the direct or indirect “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the Voting Stock of the Company, unless such beneficial ownership (a) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (b) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act, except that for the purpose of this clause (1) a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire irrespective of whether that right is exercisable immediately or only after the passage of time); provided, however, that a transaction will not be deemed to involve a Change of Control under this clause (1) if (a) the Company becomes a direct or indirect wholly owned subsidiary of a holding company, and (b)(i) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no “person” or “group” (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company; or

(2) the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all assets of the Company and its Subsidiaries taken as a whole to, or merges or consolidates with, a Person (other than the Company or any of its Subsidiaries), other than any such merger or consolidation where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or parent entity thereof immediately after giving effect to such transaction; or

(3) the adoption of a plan relating to the Company’s liquidation or dissolution.

“Change of Control Triggering Event” means the occurrence of (1) a Change of Control that is accompanied or followed by a downgrade of the Notes within the Ratings Decline Period for such Change of Control by each of Moody’s and S&P (or, in the event Moody’s or S&P or both shall cease rating the Notes (for reasons outside the control of the Company) and the Company shall select any other nationally recognized rating agency, the equivalent of such ratings by such other nationally recognized rating agency) and (2) the rating of the Notes on any day during such Ratings Decline Period is below the lower of the rating by such nationally recognized rating agency in effect (a) immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement) and (b) on the Issue Date.

“Collateral” means all “Collateral” as defined in any Security Document and all of the other property and assets that are or are required under the terms hereof or under the Security Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Notes Secured Parties.

“Collateral Agent” means U.S. Bank National Association, in its capacity as collateral agent, and any successor thereto in such capacity.

“Company” means Micron Technology, Inc. and any successor thereto.

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer as having an actual or interpolated maturity comparable to the period from the redemption date to April 15, 2019, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the period from the redemption date to April 15, 2019.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the arithmetic average, as determined by the Company, of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations; or (2) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date.

“Consolidated EBITDA” means, with respect to any Person for any Measurement Period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (1) Consolidated Net Income; excluding (to the extent deducted or otherwise excluded in calculating Consolidated Net Income in such Measurement Period), the following amounts (or, to the extent attributable to a non-wholly owned consolidated entity, a portion of the following amounts proportionate to the Company’s allocable interest in such entity): (2) Consolidated Non-cash Charges; (3) Consolidated Interest Expense; (4) Consolidated Income Tax Expense; (5) restructuring expenses and charges; (6) any expenses or charges related to any equity offering, Investment, recapitalization or incurrence of Indebtedness not prohibited under this Indenture (whether or not successful) or related to the issuance of the Notes; and (7) any charges, expenses or costs incurred in connection or associated with mergers, acquisitions or divestitures after the Issue Date.

Consolidated EBITDA shall be calculated after giving effect on a pro forma basis for the applicable Measurement Period to any asset sales or other dispositions or acquisitions, investment, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) by such Person and its Subsidiaries (1) that have occurred during such Measurement Period or at any time subsequent to the last day of such Measurement Period and on or prior to the date of the transaction in respect of which Consolidated EBITDA is being determined and (2) that the Company determines in good faith are outside the ordinary course of business, in each case as if such asset sale or other disposition or acquisition, investment, merger, consolidation or disposed operation occurred on the first day of such Measurement Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X under the Securities Act; provided that such pro forma calculations may include operating expense reductions for such period resulting from the transaction which is being given pro forma effect that are reasonably identifiable and factually supportable and have been realized or for which the steps necessary for realization have been taken or have been identified and are reasonably expected to be taken within one year following any such transaction (which operating expense reductions are reasonably expected to be sustainable); provided that, the Company shall not be required to give pro forma effect to any transaction that it does not in good faith deem material. Such pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for (or benefit of) federal, state, local and foreign income taxes of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted (or added back, in the case of income tax benefit) in computing Consolidated Net Income.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the total net interest expense of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP to the extent deducted in calculating Consolidated Net Income, of such Person and its Subsidiaries.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries, after deduction of net income (or loss) attributable to non-controlling interests, for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, the following (or, to the extent attributable to a non-wholly owned consolidated entity, a portion of the following amounts proportionate to the Company’s allocable interest in such entity): (1) all extraordinary, unusual or nonrecurring gains or losses (net of fees and expense relating to the transaction giving rise thereto); (2) charges or losses as a result of judgments and settlements in connection with litigation or threatened litigation, up to a maximum in any Measurement Period of $1.0 billion; (3) gains or losses in respect of any asset impairments, write-offs or sales (net of fees and expenses relating to the transaction giving rise thereto); (4) any expenses, losses or charges incurred related to lower of cost or market write-downs for work in process or finished goods inventories; (5) any expenses, losses or charges incurred related to excess or obsolete inventories; (6) the net income (loss) from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations; (7) any gain or loss realized as a result of the cumulative effect of a change in accounting principles; (8) any net gains or losses attributable to the early extinguishment or conversion of Indebtedness, derivative instruments, embedded derivatives or other similar obligations; (9) equity in net income (loss) of equity method investees; (10) gains, losses, income and expenses resulting from the application of fair value accounting to derivative instruments; and (11) gains or losses resulting from currency fluctuations. In addition, to the extent not already included in Consolidated Net Income of such Person and its Subsidiaries, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses or charges that are covered by indemnification or other reimbursement provisions in connection with any investment or sale, conveyance, transfer or disposition of assets not prohibited under this Indenture.

“Consolidated Net Tangible Assets” means, with respect to any Person, the total amount of assets of such Person and its Consolidated Subsidiaries after deducting therefrom (1) all current liabilities of such Person and its Consolidated Subsidiaries (excluding (a) the current portion of long-term debt and the portion of any convertible debt classified as “current” despite having a stated maturity more than 12 months from the date as of which the amount thereof is being computed and (b) any liabilities which are by their terms renewable or extendible at the option of the obligor thereon to a date more than 12 months from the date as of which the amount thereof is being computed) and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and any other like intangibles of such Person and its Consolidated Subsidiaries, all as set forth on the consolidated balance sheet of such Person for the most recently completed fiscal quarter for which financial statements have been filed with the SEC and computed in accordance with GAAP.

“Consolidated Non-cash Charges” means, with respect to any Person for any period determined on a consolidated basis in accordance with GAAP, the aggregate depreciation; amortization (including amortization of goodwill, other intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses); non-cash compensation expense incurred in connection with the issuance of Equity Interests to any director, officer, employee or consultant of such Person or any Subsidiary; and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Consolidated Subsidiaries” means, as of any date of determination and with respect to any Person, those subsidiaries of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.

“Copyrights” means (1) all copyrights, database rights, design rights, mask works and works of authorship arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (2) the right to obtain all renewals thereof.

“Copyright Licenses” means any written agreement naming the Company or any Guarantor as a party, granting any right under any Copyright, including, without limitation, the grant of rights to reproduce, prepare derivative works based upon, perform, display, manufacture, distribute, exploit and sell materials derived from any Copyright.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Holders and the Company.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Note Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Domestic Restricted Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is organized or existing under the laws of the United States, any state thereof or the District of Columbia other than any such Subsidiary that is (1) a direct or indirect Subsidiary of one or more Foreign Subsidiaries of such Person or (2) a FSHCO.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Indebtedness convertible into or exchangeable for equity.

“Equity Offering” means a public or private offering for cash by the Company, or any direct or indirect parent of the Company, of its common stock or preferred stock (in the case of an offering by any direct or indirect parent of the Company, to the extent such cash proceeds are contributed to the Company), other than (1) public offerings registered on Form S-4 or S-8 or (2) an issuance to any Subsidiary or other Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Property Subsidiary” means (1) each Subsidiary of the Company that is not a Restricted Subsidiary, (2) each Subsidiary of the Company that is not a Material Subsidiary and (3) any not-for-profit Subsidiaries, captive insurance companies or other special purpose subsidiaries designated by Company from time to time.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer of the Company (unless otherwise provided in this Indenture).

“Flood Insurance Laws” means, collectively, (1) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (2) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (3) the Biggert-Waters Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than one that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“FSHCO” means with respect to any Person, any Subsidiary substantially all the assets of which consist of (1) Equity Interests of (and/or intercompany obligations owed or treated as owed by) one or more CFCs and (2) Equity Interests of one or more Subsidiaries described in this definition.

“GAAP” means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Governmental Obligations” means securities that are:

(1)                                 direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)                                 obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means each Subsidiary of the Company that executes this Indenture as a Guarantor on the Issue Date and each other Subsidiary of the Company that is a party to this Indenture as a Guarantor of the Notes, and each of their respective successors and assigns, in each case, until the Secured Note Guarantee by such Person has been released in accordance with the provisions of this Indenture.

“Holder” means a Person in whose name a Note is registered on the Note Register.

“Indebtedness” means indebtedness for borrowed money. For the avoidance of doubt, Indebtedness only includes indebtedness for the repayment of money borrowed, and does not include any other kind of indebtedness or obligation notwithstanding that such other indebtedness or obligation may be evidenced by a note, bond, debenture or other similar instrument, may be in the nature of a financing transaction, or may be an obligation that under GAAP is classified as “debt” or another type of liability, whether required to be reflected on the balance sheet of the obligor or otherwise.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness that does not require the current payment of interest;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness;

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person (and not otherwise Guaranteed by the specified Person), the lesser of: (a) the fair value (as determined in good faith by a Senior Officer of the Company) of such assets at the date of determination; and (b) the principal amount of the Indebtedness of the other Person; and

(4) in respect of any Indebtedness of another Person Guaranteed by the specified Person or one or more of such Persons, the lesser of: (a) the principal amount of such Indebtedness of such other Person and (b) the maximum amount of such Indebtedness payable under the Guarantee or Guarantees (without duplication in the case of one or more Guarantees of the same Indebtedness by Domestic Restricted Subsidiaries).

In addition, accrual of interest and accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness for any purpose under this Indenture. For the avoidance of doubt, the inclusion of specific obligations in Section 4.07(b) shall not create any implication that any such obligations constitute Indebtedness.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Initial Purchasers” means the initial purchasers listed on Schedule 1 to the purchase agreement entered into in connection with the offer and sale of the Initial Notes and any initial purchasers party to any similar purchase agreement in connection with the issuance of any Additional Notes.

“Interest” means, with respect to the Notes, interest with respect thereto and Additional Interest, if any.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, trade secrets, and any transferable rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercreditor Agreement” means that certain First Lien Intercreditor Agreement, dated as of the Issue Date, made by and among the Company, the Guarantors, the Collateral Agent and Morgan Stanley Senior Funding, Inc., as collateral agent for the New Credit Facility, the form of which is attached hereto as Exhibit E, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (1) the purchase or acquisition of any Capital Stock or other evidence of beneficial ownership in another Person; and (2) the purchase, acquisition or Guarantee of the Indebtedness or other liability of another Person.

“IP Agreements” means all agreements, permits, consents, orders and franchises relating to the license (including, without limitation, the Copyright Licenses, Patent Licenses and Trademark Licenses), development, use or disclosure of any Material Intellectual Property to which the Company or any Guarantor, now or hereafter, is a party or a beneficiary.

“Issue Date” means April 26, 2016.

“Joint Venture” means, with respect to any Person, any partnership, corporation or other entity in which up to and including 50% of the Equity Interests is owned, directly or indirectly, by such Person and/or one or more of its Subsidiaries.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions or the Corporate Trust Office of the Trustee are not required to be open in the State of New York or the place of payment.

“Lien” means any lien, security interest, mortgage, charge or similar encumbrance, provided, however, that in no event shall either (1) any legal or equitable encumbrances deemed to exist by reason of a negative pledge or (2) an operating lease or a non-exclusive license be deemed to constitute a Lien.

“Make-Whole Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1)                                 1.0% of the principal amount of such Note; and

(2)                                 the excess, if any, of:

(a)                                 the present value at such redemption date of (i) the Redemption Price of such Note that would apply if such Note were redeemed on April 15, 2019 plus (ii) all remaining scheduled payments of interest due on such Note to and including April 15, 2019, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)                                 the sum of accrued and unpaid interest, if any, to, but excluding, the redemption date, plus the principal amount of such Note.

The Trustee shall have no obligation to calculate or verify the calculations of the Make-Whole Premium.

“Manassas Property” means all real property vested solely in the Company or a Guarantor at the location commonly known 9600 Godwin Drive; Manassas, Virginia 20110 together with all real property vested solely in the Company or a Guarantor adjoining, contiguous to, or in vicinity of the Manassas Property.

“Material Adverse Effect” means a material adverse effect on (1) the business, financial condition, results of operations or properties of the Company and its Subsidiaries taken as a whole, (2) the ability of the Company and the Guarantors, taken as a whole, to perform their obligations under the Notes, the Indenture, the Secured Note Guarantees, the Intercreditor Agreement and the Security Documents, (3) the validity or enforceability of the Notes, the Indenture, the Secured Note Guarantees, the Intercreditor Agreement and the Security Documents taken as a whole or (4) the material rights and remedies available to, or conferred upon, the holders of the Notes, the Trustee and the Collateral Agent under the Notes, the Indenture, the Secured Note Guarantees, the Intercreditor Agreement and the Security Documents, taken as a whole (it being understood that any event or condition described in Section 6.01(h) that would not give rise to a Default or Event of Default thereunder shall not constitute a Material Adverse Effect under preceding clause (3) or (4)).

“Material Intellectual Property” means any of the Intellectual Property owned by the Company and each Guarantor and the material rights of the Company and each Guarantor under any IP Agreement, including material rights under a license agreement, that (1) is related to computer memory products manufactured and sold in commercial volumes, or processes used to make such products, by the Company and the Domestic Restricted Subsidiaries and (2) are rights that, if the Company and the Domestic Restricted Subsidiaries failed to own or have such rights, would reasonably be expected to have a Material Adverse Effect.

“Material Subsidiary” means each wholly-owned direct Subsidiary of the Company that, as of the last day of the fiscal quarter of the Company most recently ended for which financial statements are available, had total assets (based on book value) as of the end of such quarter in excess of $100,000,000 or that is designated by the Company as a “Material Subsidiary.”

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Company for which financial statements have been filed with the SEC.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgaged Property” means collectively, the Boise Property and the Manassas Property and the other real properties of the Company or any Guarantor, as to which the Collateral Agent for the benefit of the Trustee and the holders of the Notes and the other Pari Passu Secured Parties is or shall be granted a Lien pursuant to the Mortgages.

“Mortgages” means collectively, each of the mortgages, deeds of trust and deeds to secure debt and security deeds made by the Company or any Guarantor in favor of, or for the benefit of, the Collateral Agent for the benefit of the Trustee and the holders of the Notes, as each may be amended, restated, supplemented or otherwise modified from time to time; provided, however, in the event any Mortgaged Property is located in a jurisdiction which imposes mortgage recording taxes or similar fees, the applicable Mortgage shall not secure an amount in excess of 100% of the Fair Market Value of such Mortgaged Property.

“New Credit Facility” means that certain Credit Agreement, dated on or about the Issue Date, made by and among the Company, as borrower, and the New Credit Facility Lenders party thereto, and Morgan Stanley Senior Funding, Inc., as Administrative Agent and as Collateral Agent, providing for up to $750,000,000 of term loans, including any related notes, Guarantees, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.

“New Credit Facility Lenders” means the financial institutions and other Persons from time to time parties to the New Credit Facility as lenders and/or issuing banks.

“New Credit Facility Obligations” means the Obligations (as defined in the New Credit Facility) under the New Credit Facility.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture.  For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes in accordance with this Indenture.

“Notes Obligations” means all Obligations of the Company and the Guarantors to the Trustee, the Collateral Agent or the holders of the Notes arising under, out of, or in connection with, the Notes, the Indenture, the Secured Note Guarantees, the Intercreditor Agreement and the Security Documents.

“Obligations” means any principal, interest (including interest accruing after maturity and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), penalties, fees, costs, expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the final offering memorandum, dated April 14, 2016, relating to the sale of the Initial Notes.

“Officer” means, with respect to the Company, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer, any Assistant Treasurer or the Secretary.

“Officers’ Certificate” means a certificate signed in the name of the Company by (1) the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, or any Vice President and (2) the Chief Financial Officer, the Controller, the Treasurer, any Assistant Treasurer or the Secretary.

“Opinion of Counsel” means a written opinion from legal counsel which is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof.  The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Pari Passu Obligations” means, collectively, the New Credit Facility Obligations, the Notes Obligations, and each Series of Additional Pari Passu Obligations.

“Pari Passu Secured Parties” means, collectively, the Collateral Agent, the New Credit Facility Secured Parties and the Notes Secured Parties (each as defined below in the definition of “Series”), and any Additional Pari Passu Secured Parties.

“Patents” means (1) all letters patent and patent rights of the United States, any other country or any political subdivision thereof, all reissues, reexaminations, and extensions thereof, (2) all applications for letters patent of the United States or any other country and all divisionals, continuations and continuations-in-part thereof, and (3) all rights to obtain any reissues or extensions of the foregoing.

“Patent License” means all agreements, whether written or oral, providing for the grant by or to the Company or any Guarantor of any right to make, have made, manufacture, use, sell, offer to sell, have sold, import or export any invention covered in whole or in part by a Patent.

“Permitted Liens” means:

(1)                                 Liens existing as of the Issue Date or arising thereafter pursuant to related agreements existing as of the Issue Date (other than Liens securing the New Credit Facility Obligations or the Notes Obligations);

(2)                                 Liens on property given to secure all or any part of the payment of or financing of all or any part of the purchase price thereof, or the cost of development, operation, construction, alteration, repair or improvement of all or any part thereof; provided that such Liens shall be given (or given pursuant to firm commitment financing arrangements obtained within such period) within 18 months (or in the case of Liens securing any Indebtedness supported by an export credit agency, 24 months) after the later of (a) the acquisition of such property and/or the completion of any such development, operation, construction, alteration, repair or improvement, whichever is later and (b) the placing into commercial operation of such property after the acquisition or completion of any such development, operation, construction, alteration, repair or improvement and shall attach solely to the property acquired, or constructed, altered or repaired and any improvements then or thereafter placed thereon and the capital stock of any Person formed to acquire such property, and any proceeds thereof, accessions thereto and insurance proceeds thereof;

(3)                                 Liens existing on any property at the time of acquisition of such property or Liens existing on assets of a Person and its Subsidiaries prior to the time such Person becomes a Domestic Restricted Subsidiary (or arising thereafter pursuant to contractual commitments entered into prior to acquiring such property) (including acquisition through merger or consolidation) or at the time of such acquisition (or arising thereafter pursuant to contractual commitments entered into prior to such Person becoming a Domestic Restricted Subsidiary) by the Company or any Subsidiary of the Company; provided that such Liens do not extend to other assets of the Company or its other Domestic Restricted Subsidiaries;

(4)                                 (a) Liens on the Equity Interests of any Person, including any Joint Venture, and its Subsidiaries which, when such Liens arise, concurrently becomes a Domestic Restricted Subsidiary or Liens on all or substantially all of the assets of such Person, including any Joint Venture, and its Subsidiaries arising in connection with the purchase or acquisition thereof or of an interest therein by the Company or a Subsidiary, including, without limitation, any such Liens on the Equity Interests in or the assets of IM Flash Technologies, LLC or its Subsidiaries to secure obligations of the Company or any of its Subsidiaries with respect to all or a portion of the purchase price for the acquisition of any Equity Interests in or all or a portion of the assets of IM Flash Technologies, LLC and its Subsidiaries not owned by the Company or its Subsidiaries as of the Issue Date, and (b) Liens on Equity Interests in any Joint Venture of the Company or any of its Subsidiaries, or in any Subsidiary of the Company that owns an Equity Interest in a Joint Venture to secure Indebtedness contributed or advanced solely to that Joint Venture; provided that, in the case of each of the preceding clauses (a) and (b), such Liens do not extend to other assets of the Company or its other Domestic Restricted Subsidiaries;

(5)                                 Liens securing Indebtedness of up to 5.0% of Consolidated Net Tangible Assets to any strategic partner of the Company and/or one or more of its Subsidiaries incurred in connection with joint technology efforts between such partner and the Company and/or one or more of its Subsidiaries and/or the financing of manufacturing of products;

(6)                                 Liens in favor of the Company or a Domestic Restricted Subsidiary of the Company;

(7)                                 Liens imposed by law, such as carriers’, warehousemen’s and mechanic’s Liens and other similar Liens arising in the ordinary course of business, Liens in connection with legal proceedings and Liens arising solely by virtue of any statutory, common law or contractual provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to securities accounts, deposit accounts or other funds maintained with a creditor depository institution;

(8)                                 Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto are maintained on the books of the Company or the affected Domestic Restricted Subsidiary, as the case may be, in accordance with GAAP;

(9)                                 Liens to secure the performance of bids, trade or commercial contracts, government contracts, purchase, construction, sales and servicing contracts (including utility contracts), leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, deposits as security for contested taxes, import or customs duties, liabilities to insurance carriers or for the payment of rent, and Liens to secure letters of credit, Guarantees, bonds or other sureties given in connection with the foregoing obligations or in connection with workers’ compensation, unemployment insurance or other types of social security or similar laws and regulations;

(10)                          Liens in favor of any customer arising in respect of and not exceeding the amount of performance deposits and partial, progress, advance or other payments by the customer for goods produced or services rendered (or to be produced or rendered) to that customer and consignment arrangements (whether as consignor or consignee) or similar arrangements for the sale or purchase of goods;

(11)                          Liens upon specific items of inventory or other goods, documents of title and proceeds of any Person securing such Person’s obligation in respect of letters of credit or banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(12)                          Liens and deposits securing netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing-house transfers of funds or other fund transfer or payment processing services;

(13)                          Liens on, and consisting of, deposits made by the Company to discharge or defease the Notes and this Indenture or any other Indebtedness;

(14)                          Liens on insurance policies and the proceeds thereof (a) incurred in connection with the financing of insurance premiums or (b) with respect to any Subsidiary that is not a Domestic Restricted Subsidiary to the extent of such Subsidiary’s interest as an insured under such policies;

(15)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens deemed to exist in connection with Investments in repurchase agreements;

(16)                          Liens securing Indebtedness or other obligations in an aggregate amount, together with all other Indebtedness and other obligations secured by Liens pursuant to this clause (16), not to exceed $100,000,000 at any one time outstanding; or

(17)                          any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in this clause (17) or the preceding clauses (1) through (16), or any Liens that secure an extension, renewal, replacement, refinancing or refunding (including any successive extensions, renewals, replacements, refinancings or refundings) of any Indebtedness within 12 months of the maturity, retirement or other repayment or prepayment of the Indebtedness (including any such repayment pursuant to amortization obligations with respect to such Indebtedness) being extended, renewed, substituted, replaced, refinanced or refunded, which Indebtedness is or was secured by a Lien referred to in this clause (17) or the preceding clauses (1) through (16).

For the avoidance of doubt, the inclusion of specific Liens in the definition of Permitted Liens shall not create any implication that the obligations secured by such Liens constitute Indebtedness.

“Permitted Prior Lien” means a Permitted Lien of the type described in clauses (2), (3), (4), (5) or (13) of the definition thereof, or of the type described in clause (17) with respect to Liens of the type described in clause (2), (4), (5) or (13) of the definition thereof.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means, with respect to any Person, all of such Person’s interests in any kind of property or asset (including the capital stock in and other securities of any other Person), except such as the Board of Directors by resolution determines in good faith (taking into account, among other things, the materiality of such property to the business, financial condition and earnings of the Company and its Consolidated Subsidiaries taken as a whole) not to be material to the business of the Company and its Consolidated Subsidiaries, taken as a whole.

“Ratings Decline Period” means, with respect to any Change of Control, the period that (1) begins on the earlier of (a) the date of the first public announcement of the occurrence of such Change of Control or of the intention by the Company or a stockholder of the Company, as applicable, to effect such Change of Control or (b) the occurrence of such Change of Control and (2) ends on the 60th calendar day following consummation of such Change of Control; provided, however, that such period shall be extended for so long as the rating of the Notes, as noted by the applicable rating agency, is under publicly announced consideration for downgrade by the applicable rating agency.

“Record Date” for the interest or Additional Interest, if any, payable on any applicable Interest Payment Date means March 1 or September 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Reference Treasury Dealer” means two primary U.S. Government securities dealers selected by the Company, which may include any of Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc. or J.P. Morgan Securities LLC, and each of their respective successors. If any of the foregoing shall cease to be a primary U.S. Government securities dealer, the Company will substitute another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means, on any redemption date, the arithmetic average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by each Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that redemption date.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee who shall have direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter hereunder, any other officer of the Trustee to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject and when used with respect to the Collateral Agent, any officer within the corporate trust department of the Collateral Agent who shall have direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter hereunder, any other officer of the Collateral Agent to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” shall mean each Subsidiary of the Company, at least 80% of the Voting Stock of which is owned by the Company or one or more Subsidiaries of which at least 80% of the Voting Stock is owned directly or indirectly by the Company, provided that, for purposes of the foregoing, any Voting Stock owned by a Subsidiary of the Company that is not a Restricted Subsidiary based on the foregoing clause shall be excluded.

“S&P” means Standard & Poor’s Ratings Services, and any successor to its rating agency business.

“SEC” means the U.S. Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such SEC is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Security Agreement” means that certain Security Agreement, dated as of the Issue Date, made by and among the Company, the Guarantors and the Collateral Agent, the form of which is attached hereto as Exhibit D, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Security Documents” means the Security Agreement, the mortgages, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust or other grants for security executed and delivered by the Company or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, for the benefit of the Trustee and the Holders of the Notes, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Secured Note Guarantee” means the guarantee by any Guarantor of the Company’s Obligations under this Indenture and the Notes pursuant to Article 10.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Officer” of any specified Person means the chief executive officer, any president, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the secretary or any assistant secretary.

“Series” means (1) with respect to the Pari Passu Secured Parties, (a) Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent under the New Credit Facility, the New Credit Facility Lenders and the other holders of New Credit Facility Obligations (in their capacities as such, the “New Credit Facility Secured Parties”), (b) the Holders of the Notes, the Trustee and the Collateral Agent (in their capacities as such, the “Notes Secured Parties”) and (c) the Additional Pari Passu Secured Parties that become subject to the Intercreditor Agreement after the Issue Date and that are represented by a common Authorized Representative; and (2) with respect to any Pari Passu Obligations, each of the New Credit Facility Obligations, the Notes Obligations, and the Additional Pari Passu Obligations incurred pursuant to any applicable agreement, which pursuant to a joinder agreement, are to be represented under the Intercreditor Agreement by a common Authorized Representative.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” of the Company as defined under clauses (1) or (2) of Rule 1-02(w) of Regulation S-X under the Exchange Act; provided that references to “10 percent” in clauses (1) and (2) of such definition shall be replaced with “20 percent.”

“Stated Maturity,” means, with respect to any Notes or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable.

“Subsidiary” means, with respect to any specified Person: (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital

Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof). Unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Title Insurance Company” means First American Title Insurance Company, or such other title insurance company as shall be reasonably acceptable to the Collateral Agent.

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to the Company or any Guarantor of any right to use any Trademark.

“Trademarks” means (1) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, domain names, and other source or business identifiers, and all goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith (other than “intent to use” applications included in Excluded Property (as defined in the Security Agreement)), whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (2) the right to obtain all renewals thereof.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means U.S. Bank National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Voting Stock” of a Person means all classes of capital stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 1.02                             Other Definitions.

Term	Defined in Section
“Additional Interest Notice”	4.15
“Agent Members”	2.1(c) of Appendix A

Term	Defined in Section
“Applicable Procedures”	1.1(a) of Appendix A
“Authentication Order”	2.02(c)
“Clearstream”	1.1(a) of Appendix A
“Definitive Notes Legend”	2.3(e) of Appendix A
“Distribution Compliance Period”	1.1(a) of Appendix A
“DTC”	2.03(b)
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	6.01
“Expiration Date”	1.05(j)
“FEMA”	4.12(b)
“Global Note”	1.1(a) of Appendix A
“Global Notes Legend”	2.3(e) of Appendix A
“IAI”	1.1(a) of Appendix A
“Interest Payment Date”	Exhibit A
“New Credit Facility Secured Parties”	1.01 (in the definition of “Series”)
“Note Register”	2.03(a)
“Notes Secured Parties”	1.01 (in the definition of “Series”)
“offer”	Section 4.11(a)
“Offer Expiration Date”	Section 4.11(b)
“Offer to Purchase”	Section 4.11(a)
“Paying Agent”	2.03(a)
“purchase amount”	Section 4.11(b)
“purchase date”	Section 4.11(b)
“Purchase Price”	Section 4.11(b)
“QIB”	1.1(a) of Appendix A
“Registrar”	2.03(a)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Rule 144”	1.1(a) of Appendix A
“Restricted Notes Legend”	2.3(e) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Rule 501”	1.1(a) of Appendix A
“Rule 904”	1.1(a) of Appendix A
“Subsidiary Debt”	4.07(a)
“Successor Company”	5.01(a)

Section 1.03                             Rules of Construction.

Unless the context otherwise requires:

(1)                                 a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein, and a term used herein that is defined in the Trust Indenture Act, either directly or by reference therein, shall have the meaning assigned to it therein;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 words in the singular include the plural, and words in the plural include the singular;

(5)                                 unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(6)                                 the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(7)                                 “including” means including without limitation;

(8)                                 references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(9)                                 unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(10)                          in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it, in its sole discretion, determines.

Section 1.04                             Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act and states that such provision is applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Secured Note Guarantees;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Secured Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Secured Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.05                             Acts of Holders.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, to the Company.  Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee.  Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit or other manner shall also constitute proof of the authority of the Person executing the same.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)                                  The ownership of Notes shall be proved by the Note Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(e)                                  The Company may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on any action authorized or permitted to be taken by Holders; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below.  Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 20 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote.  If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, in each case on such record date.  Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action to be taken by Holders and the applicable Expiration Date to be given to the Trustee and to each Holder in the manner set forth in Section 12.02.

(f)                                   The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default, (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to institute proceedings referred to in Section 6.06(a) and shall incur no liability whatsoever for the setting of such record date.  If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, in each case on such record date.  Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and to each Holder in the manner set forth in Section 12.02.

(g)                                  Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.  Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h)                                 Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary, that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i)                                     The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the Holders on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date.  No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j)                                    With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 12.02, on or prior to the existing Expiration Date.  If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 120th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

ARTICLE 2

THE NOTES

Section 2.01                             Form and Dating; Terms.

(a)                                 Provisions relating to the Initial Notes and Additional Notes are set forth in Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).  Each Note shall be dated the date of its authentication.  The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)                                 The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors, the Trustee and the Collateral Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company at the option of the Holders pursuant to an Offer to Purchase as provided in Section 4.11.  The Notes shall not be redeemable, other than as provided in Article 3.

Subject to Sections 4.07 and 4.09, Additional Notes may be created and issued from time to time by the Company without notice to or the consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to ranking, status, security, redemption or otherwise as the Initial Notes (other than issue price or the payment of interest accruing prior to the issue date of such Additional Notes except for the first payment of interest following the issue date of such Additional Notes); provided that if any Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, then the Additional Notes will have a separate CUSIP number.  Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

Section 2.02                             Execution and Authentication.

(a)                                 At least one Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b)                                 A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c)                                  On the Issue Date, the Trustee shall, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver Initial Notes bearing the Restricted Notes Legend.  In addition, at any time, from time to time, the Trustee shall upon receipt of an Authentication Order authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

(d)                                 The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03                             Registrar and Paying Agent.

(a)                                 The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent.  The Company may rescind or change any Paying Agent or Registrar without prior notice to any Holder.  The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)                                 The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.  The Company initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04                             Paying Agent to Hold Money in Trust.

The Company shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal of and premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and premium, if any, interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.  In the event that the Paying Agent receives funds in advance of any due date, the Paying Agent shall be entitled to invest such funds in the U.S. Bank Money Market Deposit Account or any substantially similar successor account, any earnings on which shall be for the account of the Company.

Section 2.05                             Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, and the Company shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06                             Transfer and Exchange.

(a)                                 The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b)                                 To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c)                                  No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.11 and 9.05).

(d)                                 All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e)                                  Neither the Company nor the Trustee shall be required (1) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of sending of a notice of redemption of Notes for redemption under Section 3.02 or the making of an Offer to Purchase and ending at the close of business on the day of such sending, (2) to register the transfer of or to exchange any Note so selected for redemption or subject to purchase in an Offer to Purchase in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or purchased in part or (3) if a redemption or purchase pursuant to an Offer to Purchase is to occur after a Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Record Date and before the date of redemption or purchase.

(f)                                   Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(g)                                  Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and mail (or, in the case of Global Notes, cause to be transferred by book entry), in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(h)                                 At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail (or, in the case of Global Notes, cause to be transferred by book entry), the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.

(i)                                     All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 and Appendix A to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

Section 2.07                             Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  An indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note.  Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08                             Outstanding Notes.

(a)                                 The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b)                                 If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the UCC in effect in the State of New York.

(c)                                  If the principal amount of any Note is considered paid under Section 4.01, from and after such date it ceases to be outstanding and interest on it ceases to accrue.

(d)                                 If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09                             Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10                             Temporary Notes.

Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.  Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11                             Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act).  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12                             Defaulted Interest.

(a)                                 If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01.  The Company shall notify the Trustee in an Officers’ Certificate of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12.  The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  The Trustee shall promptly notify the Company of such special record date.  At least 10 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall send, or cause to be sent to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b)                                 Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13                             CUSIP and ISIN Numbers.

The Company in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange of Offer to Purchase shall not be affected by any defect in or omission of such numbers.  The Company shall as promptly as practicable notify the Trustee of any change that the Company is aware of in the CUSIP or ISIN numbers.

Section 2.14                             Notes Beneficially Owned by Company and its Affiliates.

The Company and its Affiliates will not acquire any Notes or beneficial ownership thereof except in the form of a Definitive Note and will not retransfer any such Notes except in the form of a Definitive Note to the Company or its Affiliates.

ARTICLE 3

REDEMPTION

Section 3.01                             Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 (unless a shorter period shall be agreed to by the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (1) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed and (4) the Redemption Price.

Section 3.02                             Selection of Notes to Be Redeemed or Purchased.

(a)                                 If less than all of the Notes are to be so redeemed pursuant to Section 3.07 or purchased in an Offer to Purchase at any time, the Trustee shall select the Notes or portions thereof to be redeemed or purchased (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (2) if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate, subject to The Depository Trust Company, Euroclear and/or Clearstream procedures as applicable.  In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption or purchase.

(b)                                 The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected shall be in minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof; no Notes of $2,000 or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or an integral multiple of

$1,000 in excess thereof, shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

(c)                                  After the redemption date, upon surrender of a Note to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same Indebtedness to the extent not redeemed shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).

Section 3.03                             Notice of Redemption.

(a)                                 The Company shall send, or cause to be sent (or, in the case of Notes held in book-entry form, by electronic transmission) notices of redemption of Notes at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed pursuant to this Article at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with Article 8.  Except as set forth in Section 3.07(c), notices of redemption may not be conditional.

(b)                                 The notice shall identify the Notes (including CUSIP numbers) to be redeemed and shall state:

(1)                                 the redemption date;

(2)                                 the Redemption Price, including the portion thereof representing any accrued and unpaid interest;

(3)                                 if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4)                                 the name and address of the Paying Agent;

(5)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(6)                                 that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)                                 the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8)                                 that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(9)                                 if applicable, any condition to such redemption.

(c)                                  At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter period shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b).

Section 3.04                             Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the Redemption Price (except as provided for in Section 3.07(c)).  The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.  Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05                             Deposit of Redemption or Purchase Price.

(a)                                 Prior to 11:00 a.m. (New York City time) on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date.  Subject to receipt of funds from the Company or the Trustee (as applicable), the Paying Agent shall promptly send to each Holder whose Notes are (and, in the case of an Offer to Purchase, if applicable, to holders of Indebtedness ranking pari passu with the Notes) to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

(b)                                 If the Company complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase on and after such date.  If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, to the redemption or purchase date shall be paid on the relevant Interest Payment Date to the Person in whose name such Note was registered at the close of business on such Record Date.  If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06                             Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note.

Section 3.07                             Optional Redemption.

(a)                                 (1)  The Notes may be redeemed, in whole or in part, at any time prior to April 15, 2019, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice sent to each Holder (with a copy to the Trustee), at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Make-Whole Premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

(2)                                 At any time on or after April 15, 2019, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice sent to each Holder (with a copy to the Trustee), the Company may redeem some or all of the Notes at the Redemption Prices (expressed in percentage of principal amount) set forth below, plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Twelve-month period Beginning April 15,	Price

2019	103.750%
2020	101.875%
2021 and thereafter	100.000%

(3)                                 In addition, at any time prior to April 15, 2019, the Company may redeem up to 35% of the principal amount of the outstanding Notes (including Additional Notes, if any) with the net cash proceeds of one or more Equity Offerings at a Redemption Price (expressed as a percentage of principal amount) of 107.500%, plus accrued interest to but excluding the redemption date; provided that (i) at least 65% of the aggregate principal amount of the Notes originally issued on the Issue Date remains outstanding after each such redemption, and (ii) notice of any such redemption is mailed within 60 days of the closing of the related Equity Offering.

(b)                                 Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

(c)                                  Any redemption or notice, may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction.

Section 3.08                             Sinking Fund.

The Company shall not be required to make mandatory sinking fund payments with respect to the Notes.

ARTICLE 4

COVENANTS

Section 4.01                             Payment of Notes; Additional Amounts.

(a)                                 The Company shall pay or cause to be paid the principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying

Agent, if other than one of the Company or a Subsidiary of the Company, holds as of 11:00 a.m. (New York City time) on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

(b)                                 The principal amount and accrued interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose; provided that, except in the case of a Global Note, the Company will pay interest (i) by check mailed to the address of the Person entitled thereto as such address will appear in the Note Register or (ii) by wire transfer in immediately available funds to each Holder with an aggregate principal amount of Notes of any series in excess of $5,000,000, to the place and account designated in writing at least 15 days prior to the interest payment date by the Person entitled thereto as specified in the Note Register.

(c)                                  The Company shall pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02                             Maintenance of Office or Agency.

(a)                                 The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency, if other than an office of the Trustee or an affiliate of the Trustee.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office of the Trustee.

(b)                                 The Company may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)                                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03                             Provision of Financial Information.

(a)                                 The Company covenants to file with the Trustee, within 15 days after the Company has filed the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may prescribe) that the Company may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than confidential filings, documents subject to confidential treatment and correspondence with the SEC); provided that in each case the delivery of materials to the Trustee by electronic means or filing of documents pursuant to the SEC’s “EDGAR” system (or any successor electronic filing system) shall be deemed to be “filed” with the Trustee as of the time such documents are filed via the “EDGAR” system (or such successor system) for purposes of this Section 4.03; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the “EDGAR” system (or its successor). Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(b)                                 At any time when the Notes remain outstanding and constitute “restricted securities” under Rule 144 under the Securities Act, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04                             Compliance Certificate.

(a)                                 The Company shall deliver to the Trustee, within 100 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b)                                 Upon the Company becoming aware of any Default that has occurred and is continuing under this Indenture, the Company shall promptly (which shall be no more than five Business Days following the date on which the Company becomes aware of such Default) send to the Trustee an Officers’ Certificate specifying such event and what action the Company is taking or proposes to take with respect thereto.

Section 4.05                             Reserved.

Section 4.06                             Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefits or advantages of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or the Collateral Agent, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07                             Limitation on Subsidiary Debt.

(a)                                 The Company will not permit any of its Domestic Restricted Subsidiaries to create, assume, incur, Guarantee or otherwise become liable for any Indebtedness (any such Indebtedness or Guarantee, “Subsidiary Debt”), without causing such Domestic Restricted Subsidiary to provide a Secured Note Guarantee, until such time as such Indebtedness or Guarantee, as the case may be, is no longer outstanding or in effect.

(b)                                 Section 4.07(a) shall not apply to, and there shall be excluded from Subsidiary Debt in any computation under such restriction, Subsidiary Debt constituting:

(1)                                 Subsidiary Debt of a Person existing at the time such Person is merged into or consolidated with or otherwise acquired by the Company or any Domestic Restricted Subsidiary of the Company or otherwise becomes a Domestic Restricted Subsidiary of the Company (or arising thereafter pursuant to contractual commitments entered into prior to such Person becoming a Domestic Restricted Subsidiary) or at the time of a sale, lease or other disposition of the properties and assets of such Person (or a division thereof) as an entirety or substantially as an entirety to any Domestic Restricted Subsidiary of the Company (or arising thereafter pursuant to contractual commitments entered into prior to such Person becoming a Domestic Restricted Subsidiary) and is assumed by such Subsidiary, other than any increase in the amount of such Subsidiary Debt (including any increase in the amount of such Subsidiary Debt arising pursuant to contractual commitments entered into prior to such acquisition) incurred in contemplation thereof; provided that any such Subsidiary Debt is not Guaranteed by any other Domestic Restricted Subsidiary of the Company (other than any Guarantee existing at the time of such merger, consolidation or sale, lease or other disposition of properties and assets and that was not issued in contemplation thereof);

(2)                                 Subsidiary Debt owed to the Company or any Domestic Restricted Subsidiary or under Guarantees of any such Subsidiary Debt;

(3)                                 Subsidiary Debt created, incurred, issued, assumed or Guaranteed to pay or finance the payment of all or any part of the purchase price or the cost of development, operation, construction, alteration, repair or improvement of property, assets or equipment acquired or developed, operated, constructed, altered, repaired or improved by a Domestic Restricted Subsidiary, and any related transactional fees, costs and expenses, provided such Subsidiary Debt is created, incurred, issued, assumed or Guaranteed within 18 months (or in the case of any Subsidiary Debt supported by an export credit agency, 24 months) after the later of (i) the acquisition or the completion of any such development, operation, construction, alteration, repair or improvement of such property, assets or equipment, whichever is later, or (ii) the placing into commercial operation of such property after the acquisition or completion of any such development, operation, construction, alteration, repair or improvement (or, in each case, is incurred pursuant to firm commitment financing arrangements obtained within such period), and, provided further, that the outstanding amount of such Subsidiary Debt, without duplication, does not exceed 100% of the fair value of the property or equipment acquired or developed, operated, constructed, altered, repaired or improved at the time such Subsidiary Debt is incurred;

(4)                                 Subsidiary Debt permitted to be secured by Liens permitted by clauses (4) or (5) of the definition of Permitted Lien (whether or not such Subsidiary Debt is in fact secured by such Liens) and any Guarantees thereof; or

(5)                                 Subsidiary Debt outstanding on the date of this Indenture and any extension, renewal, substitution, replacement, refinancing or refunding of any Subsidiary Debt existing on the date of this Indenture or referred to in clauses (1), (2), (3) or (4); provided that any Subsidiary Debt incurred to so extend, renew, substitute, replace, refinance or refund shall be incurred within 12 months of the maturity, retirement or other repayment or prepayment (including any such repayment pursuant to amortization obligations with respect to such Subsidiary Debt) of the Subsidiary Debt referred to in this clause (5) or clauses (1), (2), (3) or (4) above and the outstanding amount of the Subsidiary Debt incurred to so extend, renew, substitute, replace, refinance or refund shall not exceed the outstanding amount of Subsidiary Debt being extended, renewed, substituted, replaced, refinanced or refunded plus any premiums or fees (including tender premiums) or other reasonable amounts payable, plus the amount of fees, expenses and other costs incurred, in connection with any such extension, renewal, substitution, replacement, refinancing or refunding.

(c)                                  Notwithstanding Sections 4.07(a) and (b), any Domestic Restricted Subsidiary of the Company may create, assume, incur, Guarantee or otherwise become liable for Indebtedness that would otherwise be subject to Section 4.07(a), without providing a Secured Note Guarantee, if after giving effect thereto, Aggregate Debt does not exceed an amount equal to the greatest of (1) $2.50 billion, (2) 15% of Consolidated Net Tangible Assets of the Company and (3) 1.75 times Consolidated EBITDA of the Company for the Measurement Period immediately preceding the date of the creation or incurrence of the Subsidiary Debt. Any Domestic Restricted Subsidiary also may, without providing a Secured Note Guarantee, extend, renew, substitute, replace, refinance or refund any Subsidiary Debt permitted pursuant to the preceding sentence; provided that any Subsidiary Debt incurred to so extend, renew, substitute, replace, refinance or refund shall be incurred within 12 months of the maturity, retirement or other repayment or prepayment (including any such repayment pursuant to amortization obligations with respect to such Subsidiary Debt) of the Subsidiary Debt being extended, renewed, substituted, replaced, refinanced or refunded and the outstanding amount of the Subsidiary Debt incurred to so extend, renew, substitute, replace, refinance or refund shall not exceed the outstanding amount of Subsidiary Debt being extended, renewed, substituted, replaced, refinanced or refunded plus any premiums or fees (including tender premiums) or other reasonable amounts payable, plus the amount of fees, expenses and other costs incurred, in connection with any such extension, renewal, substitution, replacement, refinancing or refunding. Notwithstanding anything herein to the contrary, Guarantees of Indebtedness outstanding on the Issue Date under the New Credit Facility and under the Notes issued on the Issue Date shall be treated as incurred on the Issue Date under this Section 4.07(c).

(d)                                 For purposes of this Section 4.07, in the event that any Subsidiary Debt meets the criteria of more than one of the types of Subsidiary Debt in such Section, the Company, in its sole discretion, will classify, and may reclassify, such Subsidiary Debt and only be required to include the amount and type of such Subsidiary Debt in one of clauses (1) through (5) of Section 4.07(b) or Section 4.07(c), and Subsidiary Debt may be divided and classified and reclassified into more than one of the types of Subsidiary Debt described above. In addition, for purposes of calculating compliance with this Section 4.07, in no event will the amount of any Subsidiary Debt be required to be included more than once despite the fact more than one Person is or becomes liable with respect to any related Indebtedness (for example, and for avoidance of doubt, in the case where more than one Domestic Restricted Subsidiary incurs Subsidiary Debt or otherwise becomes liable for such Subsidiary Debt, the amount of such Subsidiary Debt shall only be included once for purposes of such calculations).

(e)                                  Any Subsidiary of the Company required to provide a Secured Note Guarantee pursuant to Section 4.07(a) or that chooses to provide a Secured Note Guarantee shall (i) execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit B or in such other form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall provide a Secured Note Guarantee, (ii) comply with Section 4.12, if applicable, and (iii) deliver to the Trustee an Opinion of Counsel.  The execution by such Subsidiary of a supplemental indenture pursuant to this Section 4.07(e) shall evidence the Secured Note Guarantee by such Subsidiary, whether or not the person signing as an officer of such Subsidiary still holds that office at the time of authentication of any Note.  The delivery of any Note by the Trustee after authentication shall constitute due delivery of such Secured Note Guarantee set forth in this Indenture on behalf of such Subsidiary.

Section 4.08                             Limitation on Sale and Lease-back Transactions.

(a)                                 The Company will not, and will not permit any of its Domestic Restricted Subsidiaries, to enter into any sale and lease-back transaction with respect to any Principal Property or Collateral, whether now owned or hereafter acquired, unless:

(1)                                 such transaction was entered into prior to the Issue Date;

(2)                                 such transaction was for the sale and leasing back to the Company or a Domestic Restricted Subsidiary by the Company or any Subsidiary of any Principal Property or Collateral;

(3)                                 such transaction involves a lease of Principal Property or Collateral executed by the time of or within 18 months (or in the case of any transaction supported by the credit of an export credit agency, 24 months) after the later of (i) the acquisition or the completion of any such development, operation, construction, alteration, repair or improvement of such property, assets or equipment or (ii) the placing into commercial operation of such Principal Property or Collateral after the acquisition or completion of any such development, operation, construction, alteration, repair or improvement;

(4)                                 such transaction involves a lease for not more than three years (or which may be terminated by the Company or the applicable Domestic Restricted Subsidiary within a period of not more than three years);

(5)                                 the Company or the applicable Domestic Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien on the property to be leased in an amount equal to Attributable Debt with respect to such sale and lease-back transaction pursuant to Section 4.09(a); or

(6)                                 the Company or the applicable Domestic Restricted Subsidiary applies an amount equal to the net proceeds from the sale of the Principal Property to the purchase of other Principal Property or to the retirement, repurchase or other repayment or prepayment of Notes or other Pari Passu Obligations within 365 calendar days before or after the effective date of any such sale and lease-back transaction; provided that in lieu of applying such amount to such retirement, repurchase, repayment or prepayment, the Company or any Domestic Restricted Subsidiary may deliver Notes to the Trustee for cancellation, such Notes to be credited at the cost thereof to the Company or such Domestic Restricted Subsidiary.

(b)                                 Notwithstanding Section 4.08(a), the Company and its Domestic Restricted Subsidiaries may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed an amount equal to the greatest of (1) $2.50 billion, (2) 15% of Consolidated Net Tangible Assets of the Company and (3) 1.75 times Consolidated EBITDA of the Company for the Measurement Period immediately preceding the closing date of the sale and lease-back transaction.

Section 4.09                             Limitation on Liens.

(a)                                 The Company will not, and will not permit any of its Domestic Restricted Subsidiaries, to create or incur any Lien on any Principal Property or on Collateral, in each case, whether now owned or hereafter acquired, in order to secure any Indebtedness, except, in each case, Permitted Liens.

(b)                                 Notwithstanding Section 4.09(a), the Company or any Domestic Restricted Subsidiary of the Company may create or incur Liens which would otherwise be subject to the restrictions set forth in Section 4.09(a), if after giving effect thereto, Aggregate Debt does not exceed an amount equal to the greatest of (1) $2.50 billion, (2) 15% of Consolidated Net Tangible Assets of the Company and (3) 1.75 times Consolidated EBITDA of the Company for the Measurement Period immediately preceding the date of the creation or incurrence of the Lien; provided that any such Liens that are created or incurred in reliance on this Section 4.09(b) shall only secure Pari Passu Obligations. The Company or any Domestic Restricted Subsidiary of the Company also may create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien created or incurred in reliance on this or the preceding sentence or that secure any extension, renewal, replacement, refinancing or refunding (including any successive extensions, renewals, replacements, refinancings or refundings) of any Indebtedness within 12 months of the maturity, retirement or other repayment or prepayment of the Indebtedness (including any such repayment pursuant to amortization obligations with respect to such Indebtedness) being extended, renewed, substituted, replaced, refinanced or refunded, which Indebtedness is secured by a Lien created or incurred in reliance on this or the preceding sentence.  Notwithstanding anything herein to the contrary, Indebtedness outstanding on the Issue Date under the New Credit Facility and under the Notes issued on the Issue Date shall be treated as incurred on the Issue Date under this Section 4.09(b).

(c)                                  For purposes of this Section 4.09, (1) the creation of a Lien to secure Indebtedness which existed prior to the creation of such Lien will be deemed to involve Indebtedness in an amount equal to the lesser of (x) the fair value (as determined in good faith by the Company) of the asset subjected to such Lien and (y) the principal amount secured by such Lien, and (2) in the event that a Lien meets the criteria of more than one of the types of Permitted Liens or Liens created or incurred in reliance on Section 4.09(b), the Company, in its sole discretion, will classify, and may reclassify, such Lien and only be required to include the amount and type of such Lien as a Permitted Lien or a Lien created or incurred in reliance on Section 4.09(b), and a Lien may be divided and classified and reclassified into more than one of such types of Liens. In addition, for purposes of calculating compliance with this Section 4.09, in no event will the amount of any Indebtedness or Liens securing any Indebtedness be required to be included more than once despite the fact more than one Person is or becomes liable with respect to such Indebtedness and despite the fact such Indebtedness is secured by the assets of more than one Person (for example, and for avoidance of doubt, in the case where there are Liens on assets of one or more of the Company and its Domestic Restricted Subsidiaries securing any Indebtedness, the amount of such Indebtedness secured shall only be included once for purposes of such calculations).

Section 4.10                             Corporate Existence.

Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its corporate existence and (2) the rights (charter and statutory), licenses and franchises of the Company; provided that the Company shall not be required to preserve any such right, license or franchise if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

Section 4.11                             Offer to Repurchase Upon Change of Control Triggering Event.

(a)                                 An “Offer to Purchase” means an offer by the Company to purchase Notes as required by this Indenture.  An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders.  The Company will notify the Trustee at least 5 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company.

(b)                                 The offer must include or state the following, which shall (where applicable) be the terms of the Offer to Purchase:

(1)                                 the provision of this Indenture pursuant to which the Offer to Purchase is being made;

(2)                                 the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (the “purchase amount”);

(3)                                 the purchase price, including the portion thereof representing accrued and unpaid interest (the “Purchase Price”);

(4)                                 an expiration date (the “Offer Expiration Date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the Offer Expiration Date;

(5)                                 that a Holder may tender all or any portion of its Notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a Note tendered must be in a minimum denomination of $2,000 principal amount and integral multiples of $1,000 in excess thereof;

(6)                                 the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7)                                 that each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(8)                                 that interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;

(9)                                 that on the purchase date the Purchase Price will become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase, and, unless the Company defaults in the payment of the purchase price, interest on Notes purchased will cease to accrue on and after the purchase date;

(10)                          that Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company, as applicable, or the Trustee not later than the close of business on the Offer Expiration Date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(11)                          a statement that if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes;

(12)                          a statement that if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

(13)                          a statement that if any Note contains a CUSIP number, no representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c)                                  Prior to the purchase date the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase.  On the purchase date the Purchase Price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date.  The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d)                                 The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations described in this Indenture by virtue of such compliance.

(e)                                  Not later than 30 days following Change of Control Triggering Event, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 3.07, the Company will make an Offer to Purchase all of the outstanding Notes at a Purchase Price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the purchase date.

(f)                                   The Company will not be required to make an Offer to Purchase following a Change of Control Triggering Event if (1) a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or (2) a notice of redemption has been given pursuant to Section 3.07.

(g)                                  Notwithstanding anything to the contrary herein, an Offer to Purchase may be made in advance of a Change of Control Triggering Event, conditional upon the applicable Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of such Offer to Purchase.

(h)                                 Other than as specifically provided in this Section 4.11, any purchase pursuant to this Section 4.11 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

Section 4.12                             After-Acquired Collateral; Further Assurances.

(a)                                 With respect to any property acquired after the Issue Date by the Company or any Guarantor (other than any property or rights described in clauses (b) and (c) of this Section 4.12) that constitutes Collateral and as to which the Collateral Agent, for the benefit of Notes Secured Parties, does not have a perfected Lien to the extent required by the Security Agreement, the Company and each applicable Guarantor shall promptly (and in the case of Intellectual Property, at least quarterly):

(1)                                 execute and deliver to the Collateral Agent such amendments to the Security Agreement or such other documents as are necessary or that the Collateral Agent may reasonably request in order to grant to the Collateral Agent, for the benefit of the Notes Secured Parties, a security interest in such property or rights; and

(2)                                 (A) file Uniform Commercial Code financing statements or amendments thereto with the applicable filing office in the jurisdiction of formation or incorporation of the Company or such Guarantor (as applicable) and/or (B) record filings with the U.S. Patent and Trademark Office and U.S. Copyright Office within the time specified in the Security Agreement, as applicable, in each case, to perfect a security interest in favor of the Collateral Agent, for the benefit of the Notes Secured Parties, in such property or rights that is prior to all other Liens on the Collateral other than Permitted Liens and Liens not prohibited by Section 4.09.

(b)                                 With respect to any fee interest in any real property located in the United States having a Fair Market Value (together with improvements thereof) of at least $100,000,000 acquired after the Issue Date by the Company or any Guarantor (other than any such real property subject to a Permitted Lien which precludes the granting of a Mortgage thereon), within 90 days after the acquisition thereof, the Company and each applicable Guarantor shall:

(1)                                 execute and deliver a first priority Mortgage or an amendment to an existing Mortgage (as appropriate), in each case in favor of the Collateral Agent, for the benefit of the Notes Secured Parties, covering such real property;

(2)                                 if requested by the Collateral Agent (or to the extent provided for the benefit of any other Pari Passu Secured Parties), provide the Notes Secured Parties with (A) either (x) title insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Collateral Agent) in form and substance reasonably satisfactory to the Collateral Agent, as well as a current ALTA survey thereof, together with a surveyor’s certificate or (y) where an amendment to an existing Mortgage has been delivered pursuant to clause (i) above, an endorsement to the existing title policy adding such property as an insured parcel, and (B) any consents or estoppels reasonably deemed necessary or advisable by the Collateral Agent (or to the extent provided for the benefit of any other Pari Passu Secured Parties) in connection with such Mortgage or Mortgage amendment (to the extent obtainable using commercially reasonable efforts), each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent;

(3)                                 if requested by the Collateral Agent or any other Authorized Representative, deliver to the Collateral Agent legal opinions relating to the matters described in clauses (i) and (ii) above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent and include opinions regarding the enforceability of such Mortgage and the due authorization, execution and delivery thereof; and

(4)                                 deliver to the Collateral Agent a completed “Life-of-Loan” Federal Emergency Management Agency (“FEMA”) Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Company or such Guarantor) with respect to such property and, if such property is located in an area identified by FEMA (or any successor agency) as a special flood hazard area, evidence of flood insurance required by Section 4.13.

(c)                                  With respect to any Subsidiary that is required to become a Guarantor pursuant to Section 4.07 or otherwise elects to become a Guarantor, within 60 days of the date such Subsidiary is required to become a Guarantor (or such date of election if such election is made by such Subsidiary), the Company and each applicable Guarantor shall:

(1)                                 cause such Subsidiary (A) to become a party to the Security Agreement, (B) file Uniform Commercial Code financing statements or other filings in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Collateral Agent (or to the extent provided for the benefit of any other Pari Passu Secured Parties) to grant to the Collateral Agent for the benefit of the Notes Secured Parties a perfected first priority security interest (subject to Permitted Liens and Liens not prohibited by Section 4.09) in the Collateral with respect to such Subsidiary and (C) to deliver to the Collateral Agent a customary closing certificate of such Subsidiary, in form and substance reasonably satisfactory to the Collateral Agent, with appropriate insertions and attachments; and

(2)                                 if requested by the Collateral Agent or any other Authorized Representative, deliver to the Collateral Agent customary legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

Section 4.13                             Maintenance of Insurance.

(a)                                 The Company and each Guarantor will maintain insurance policies (or self-insurance) on all its property in at least such amounts and against at least such risks as are usually insured against by companies of a similar size engaged in the same or a similar business (after giving effect to any self-insurance which in the good faith judgment of management of the Company is reasonable and prudent in light of the size and nature of its business) and each general liability policy of insurance maintained by the Company or any Guarantor shall name the Collateral Agent, as an additional insured thereunder as its interests may appear and each general property insurance policy maintained by the Company or any Guarantor shall contain a lender loss payable endorsement that names the Collateral Agent, as a joint loss payee thereunder as its interests may appear, provided that, unless an Event of Default shall have occurred and be continuing, (i) all proceeds from insurance policies shall be paid to the Company or any Guarantor, (ii) to the extent the Collateral Agent receives any proceeds, the Collateral Agent shall turn over to the Company any amounts received by it as an additional insured or lender loss payee under any property insurance maintained by the Company and its Subsidiaries, and (iii) the Collateral Agent agrees that the Company and/or its applicable Subsidiary shall have the sole right to adjust or settle any claims under such insurance. Notwithstanding anything to the contrary herein, with respect to Foreign Subsidiaries and any Collateral located outside of the United States, the requirements of this Section 4.13 shall be deemed satisfied if the Company obtains insurance policies that are customary and appropriate for the applicable jurisdiction. Upon the request of the Collateral Agent, the Company and the Guarantors will furnish to the Collateral Agent full information as to their general property and liability insurance carriers; and

(b)                                 if at any time any Mortgaged Property that remains subject to a Mortgage is at any time located in an area identified by FEMA (or any successor agent) as a special flood hazard area, then the Company shall, or shall cause the applicable Guarantor to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer reasonably acceptable to the Collateral Agent, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Collateral Agent.

Section 4.14                             Post-Closing Obligations.

The Company shall deliver to the Collateral Agent on or prior to the date that is 90 days after the Issue Date (or such later date as the Controlling Collateral Agent may reasonably agree) (a) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record title holder of such Mortgaged Property, (b) to the extent applicable in the relevant jurisdiction (i) a policy or policies of title insurance (or marked unconditional commitment to issue such policy or policies) in the amount equal to not less than 100% (or such lesser amount as reasonably agreed to by the Controlling Collateral Agent) of the Fair Market Value of such Mortgaged Property and fixtures, as reasonably determined by the Company and agreed to by the Controlling Collateral Agent, issued by the Title Insurance Company insuring the Lien of each such Mortgage as a first priority Lien on the Mortgaged Property described therein, free of any other Liens except for Permitted Liens, together with such endorsements (other than a creditor’s rights endorsement) as are necessary or that the Collateral Agent may reasonably request (or to the extent provided for the benefit of any other Pari Passu Secured Parties) to the extent available in the applicable jurisdiction at commercially reasonable rates, (ii) such affidavits, instruments of indemnification (including a so-called “gap” indemnification) as are customarily requested by the Title Insurance Company to induce the Title Insurance Company to issue the title policies and endorsements contemplated above, (iii) reasonably acceptable evidence of payment by the Company of all title policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title policies referred to above, (iv) a survey of each Mortgaged Property in such form as shall be required by the Title Insurance Company to issue the so-called comprehensive and other survey-related endorsements and to remove the standard survey exceptions from the title policies and endorsements contemplated above (provided, however, that a survey shall not be required to the extent that the issuer of the applicable title insurance policy provides reasonable and customary survey-related coverages (including, without limitation, survey-related endorsements) in the applicable title insurance policy based on an existing survey and/or such other documentation as may be reasonably satisfactory to the title insurer), (v) completed “Life-of-Loan” FEMA Standard Flood Hazard Determination with respect to each Mortgaged Property subject to the applicable FEMA rules and regulations (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Company and each Guarantor relating thereto) and (vi) if any Mortgaged Property is located in an area determined by FEMA to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors of the Federal Reserve System of the United States and the other Flood Insurance Laws and as required by Section 4.13 and (c) such legal opinions as are delivered to any Pari Passu Secured Party or that the Collateral Agent may reasonably request with respect to any such Mortgage or Mortgaged Property.

Section 4.15                             Additional Interest Notice.

In the event that the Company is required to or elects to pay Additional Interest to Holders of Notes, the Company will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether or how much Additional Interest is due, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest and the Trustee shall be entitled to conclusively rely on such Additional Interest Notice.

ARTICLE 5

SUCCESSORS

Section 5.01                             Consolidation, Merger and Conveyance, Transfer and Lease of Assets.

(a)                                 The Company may not consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties, rights and assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person, in a single transaction or in a series of related transactions, unless:

(1)                                 either (i) the Person formed by or surviving such consolidation or merger is the Company or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties, rights and assets of the Company (the “Successor Company”), is an entity organized under the laws of the United States of America, any State thereof or the District of Columbia;

(2)                                 in any such transaction in which there is a Successor Company, the Successor Company expressly assumes the Company’s Obligations with respect to the Notes, this Indenture, the Intercreditor Agreement and the Security Documents pursuant to supplemental indentures or other instruments or documents in a form reasonably satisfactory to the Trustee;

(3)                                 immediately after giving effect to the transaction, no Event of Default and no Default shall have occurred and be continuing; and

(4)                                 in any such transaction in which there is a Successor Company, the Company or the Successor Company has delivered to the Trustee the certificates and opinions required under this Indenture, the Intercreditor Agreement and the Security Documents.

(b)                                 Section 5.01(a) shall not apply to:

(1)                                 a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction in the United States of America, any State thereof or the District of Columbia; or

(2)                                 any consolidation or merger of (i) the Company into a Guarantor, (ii) a Guarantor into the Company or another Guarantor or (iii) a Subsidiary of the Company into the Company or another Subsidiary of the Company; or

(3)                                 any sale, assignment, transfer, conveyance, lease or other disposition of property, rights or assets (i) by the Company to a Guarantor, (ii) by a Guarantor to the Company or another Guarantor or (iii) by a Subsidiary of the Company to the Company or another Subsidiary of the Company.

(c)                                  For the avoidance of doubt, notwithstanding any provision herein to the contrary, any sale, assignment, conveyance, transfer, lease or other disposition of Material Intellectual Property by the Company to one or more Restricted Subsidiaries in a single or series of related transactions where the conditions set forth in the proviso to Section 11.02(a)(6) have been satisfied shall not be considered a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all the properties, rights or assets of the Company and its Restricted Subsidiaries, taken as a whole, for purposes of this Article 5.

Section 5.02                             Successor Entity Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all the properties, rights and assets of the Company to a Successor Company in accordance with the conditions described in Section 5.01, the Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Notes, the Intercreditor Agreement and the Security Documents with the same effect as if such Successor Company had been named as the Company and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the Notes, the Intercreditor Agreement and the Security Documents.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01                             Events of Default.

Each of the following is an “Event of Default” under this Indenture:

(a)                                 failure by the Company to pay principal or premium, if any, on any Note when due at maturity, upon redemption or otherwise (including the failure to pay the repurchase price for Notes tendered pursuant to an Offer to Purchase);

(b)                                 failure by the Company to pay any interest (including Additional Interest) on any Note for 30 calendar days after the interest becomes due;

(c)                                  failure by the Company to comply with Section 4.11 in connection with a Change of Control Triggering Event and such failure continues for a period of 30 calendar days;

(d)                                 failure by the Company or any of its Subsidiaries to perform, or breach by the Company or any of its Subsidiaries of, any other covenant, agreement or condition in this Indenture for 90 calendar days after either the Trustee or holders of at least 25% in principal amount of the outstanding Notes have given the Company written notice of the breach in the manner required by this Indenture;

(e)                                  the Company or any Significant Subsidiary, pursuant to or within the meaning of any Debtor Relief Law:

(1)                                 commences proceedings to be adjudicated bankrupt or insolvent;

(2)                                 consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Debtor Relief Laws;

(3)                                 consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; or

(4)                                 makes a general assignment for the benefit of its creditors;

(f)                                   a court of competent jurisdiction enters an order or decree under any Debtor Relief Law that:

(1)                                 is for relief against the Company or any Significant Subsidiary in a proceeding in which the Company or any Significant Subsidiary is to be adjudicated bankrupt or insolvent;

(2)                                 appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary, or for all or substantially all of the property of the Company or any Significant Subsidiary; or

(3)                                 orders the liquidation, dissolution or winding up of the Company or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

provided that, in the cases of the foregoing clauses (e) and (f), (i) such event or circumstance is either (x) a voluntary proceeding or results therefrom or (y) under or pursuant to the laws of such Person’s jurisdiction of incorporation or organization or the jurisdiction in which its head office is located or the laws of the jurisdictions in which all or substantially all its assets are located, and (ii) in no event shall any such event or circumstance constitute an Event of Default if such event or circumstance is a result of a bankruptcy, insolvency, reorganization or other similar proceeding with respect such Person or its assets or business that was ongoing or in process at the time such Person became a Subsidiary of the Company (including any alternate proceedings) or other such proceedings that are in the nature of either a continuation or extension thereof.

(g)                                  default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness under the New Credit Facility or any Additional Pari Passu Agreement, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both: (i) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or such default is with respect to another obligation under such Indebtedness and results in the holder or holders of such Indebtedness causing the payment of such Indebtedness to be accelerated and to become due prior to its stated maturity; and (ii) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness not so paid when due, or the maturity of which has been so accelerated, aggregates $100,000,000 or more;

(h)                                 any of the Security Documents shall cease, for any reason, to be in full force and effect (other than in accordance with its terms) with respect to Collateral with a book value greater than $150,000,000, or the Company or any Guarantor shall so assert, or any Lien (affecting Collateral with a book value greater than $150,000,000) created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (other than, in each case, pursuant to a failure of the Collateral Agent, any other agent appointed by the Collateral Agent or the Trustee to maintain possession over possessory collateral actually received by it) (it being understood that the release of Collateral from the Security Documents pursuant to their terms or the discharge of a Guarantor therefrom shall not be construed (x) as any of the Security Documents ceasing to be in full force and effect or (y) as any of the Liens created thereunder ceasing to be enforceable or of the same priority and effect purported to be created thereby) and such Default continues for 60 calendar days after either the Trustee or holders of at least of at least 25% in principal amount of the outstanding Notes have given the Company written notice of the Default; and

(i)                                     except as permitted by this Indenture, any Secured Note Guarantee of a Significant Subsidiary ceases, for any reason, to be in full force and effect (other than in accordance with its terms), or any Significant Subsidiary that is a Guarantor denies or disaffirms in writing its obligations under its Secured Note Guarantee.

Section 6.02                             Acceleration.

(a)                                 If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.01(e) or Section 6.01(f) with respect to the Company), then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued and unpaid interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration if such rescission and annulment would not conflict with any judgment or decree of a court of competent jurisdiction and all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in this Indenture.

(b)                                 If an Event of Default described in Section 6.01(e) or Section 6.01(f) with respect to the Company occurs and is continuing, the principal of, premium, if any, and interest that is both accrued and unpaid on all the outstanding Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(c)                                  In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(g) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.01(g) shall be remedied or cured, or waived by the holders of such Indebtedness, or the Pari Passu Obligations that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(d)                                 Notwithstanding the foregoing, if the Company so elects, the sole remedy of the Holders for a failure to comply with any obligations the Company may have or is deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act or the Company’s failure to comply with Section 4.03 will for the first 180 days after the occurrence of such failure consist exclusively of the right to receive Additional Interest on the Notes at a rate per annum equal to 0.25% for the first 180 days after the occurrence of such failure.  The Additional Interest will accrue on all outstanding Notes from and including the date on which such failure first occurs until such violation is cured or waived and shall be payable on each relevant Interest Payment Date to Holders of record on the regular Record Date immediately preceding the Interest Payment Date.  On the 181st day after such failure (if such violation is not cured or waived prior to such 181st day), such failure will then constitute an Event of Default without any further notice or lapse of time and the Notes will be subject to acceleration as provided above.  If the Company elects to pay Additional Interest pursuant to this clause (d), the Company will notify the Trustee at least three (3) Business Days before the Notes are eligible for acceleration pursuant to Section 6.02(a).

(e)                                  The Holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any acceleration with respect to such defaults and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Section 6.03                             Other Remedies.

(a)                                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b)                                 The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                             Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing or past Default and its consequences hereunder, except:

(1)                                 a continuing Default in the payment of the principal of, premium, if any, or interest on, any Note held by a non-consenting Holder (including any Note which is required to have been purchased pursuant to an Offer to Purchase); and

(2)                                 a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected,

provided, however, that, subject to Section 6.02, the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                             Control by Majority.

The Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder, is otherwise contrary to applicable law, or that would involve the Trustee in personal liability or expense for which the Trustee has not received an indemnity or security against loss, liability or expense satisfactory to it, and the Trustee may take any other action it deems proper which is not inconsistent with any such direction received from the Holders.

Section 6.06                             Limitation on Suits.

(a)                                 No Holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless (1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, (2) the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee, (3) such Holder or Holders offer and, if accepted, provide indemnity or security satisfactory to the Trustee, to institute such proceeding as Trustee, (4) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of indemnity or security and (5) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request within such 60-day period.  Such limitations do not apply to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the date the payment is due.

(b)                                 A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07                             Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any, and interest on its Note, on or after the respective due dates expressed in such Note (including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                             Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or Section 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and premium, if any, and interest remaining unpaid to but not including the date of payment on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their agents and counsel.

Section 6.09                             Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceedings has been instituted.

Section 6.10                             Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11                             Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12                             Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, their agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims.  Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee and Collateral Agent any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and Collateral Agent and their agents and counsel, and any other amounts due the Trustee and Collateral Agent under Section 7.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee and Collateral Agent under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13                             Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:

(a)                                 first, to the Trustee, the Collateral Agent and their agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and Collateral Agent and the costs and expenses of collection;

(b)                                 second, to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively; and

(c)                                  third, to the Company or to such party as a court of competent jurisdiction shall direct, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13.  Promptly after any record date is set pursuant to this paragraph, the Trustee shall cause notice of such record date and payment date to be given to the Company and to each Holder in the manner set forth in Section 12.02.

Section 6.14                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01                             Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01 and Section 7.02.

(e)                                  The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture or the Security Documents at the request or direction of any of the Holders unless the Holders have offered to the Trustee indemnity satisfactory to it against any loss, liability or expense.

(f)                                   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02                             Rights of Trustee.

(a)                                 The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)                                 Before the Trustee acts or refrains from acting, it shall require an Officers’ Certificate and an Opinion of Counsel subject to the other provisions of this Indenture.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)                                   None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity or security satisfactory to it against such risk or liability is not assured to it.

(g)                                  The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(h)                                 In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, the Collateral Agent and each agent, custodian and other Person employed to act hereunder.

(j)                                    The Trustee may request that the Company or any Guarantor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)                                 The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03                             Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Section 7.10 and 7.11.

Section 7.04                             Trustee’s and Collateral Agent’s Disclaimer.

Neither the Trustee nor the Collateral Agent shall be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Secured Note Guarantees or the existence, genuineness, value or protection of or insurance with respect to any Collateral (except for the safe custody of Collateral in the Collateral Agent’s possession), for the legality, effectiveness or sufficiency or protection of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Liens securing the Notes Obligations or any other Pari Passu Obligations.  Neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Lien or security interest in the Collateral.  Neither the Trustee nor the Collateral Agent shall be liable or responsible for the failure of the Company to effect or maintain insurance on the Collateral nor shall either of them be responsible for any loss by reason of want or insufficiency in insurance or by reason of the failure of any insurer in which the insurance is carried to pay the full amount of any loss against which it may have insured the Company, the Trustee, the Collateral Agent, or any other person.  Neither the Trustee nor the Collateral Agent shall be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the

Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05                             Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall send to each Holder a notice of the Default within 90 days after it occurs.  Except in the case of an Event of Default specified in Section 6.01(a) or Section 6.01(b), the Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interest of the Holders.  The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the Corporate Trust Office of the Trustee.

Section 7.06                             Reports by Trustee to Holders of the Notes.

(a)                                 Within 60 days after each May 15, beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee shall send to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with Trust Indenture Act Section 313(b)(2).  The Trustee shall also transmit all reports as required by Trust Indenture Act Section 313(c).

(b)                                 A copy of each report at the time of its sending to the Holders shall be sent to the Company and filed with each national securities exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d).  The Company shall promptly notify the Trustee in the event the Notes are listed on any national securities exchange, and of any delisting thereof.

Section 7.07                             Compensation and Indemnity.

(a)                                 The Company shall pay to the Trustee and Collateral Agent from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time.  The Trustee’s and Collateral Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee and Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and Collateral Agent’s agents and counsel.  The Trustee and Collateral Agent shall provide the Company reasonable notice of any expenditure not in the ordinary course of business.

(b)                                 The Company and the Guarantors, jointly and severally, shall indemnify the Trustee and the Collateral Agent for, and hold each of the Trustee, the Collateral Agent and any predecessor Trustee or Collateral Agent, and each of their officers, directors, employees and agents harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Company or any of the Guarantors (including this Section 7.07)) or defending themselves against any claim whether asserted by any Holder, the Company, any Guarantor or any other Person, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder.  The Trustee (or the Collateral Agent, as the case may be) shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee (or the Collateral Agent, as the case may be) to so notify the Company shall not relieve the Company or the Guarantors of their respective obligations hereunder.  The Company and the Guarantors shall defend the claim and the Trustee (or the Collateral Agent, as the case may be) may have separate counsel and the Company shall pay the fees and expenses of such counsel.  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by (i) the Trustee through the Trustee’s own willful misconduct or negligence or (ii) the Collateral Agent through the Collateral Agent’s own willful misconduct or gross negligence.

(c)                                  The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or the Collateral Agent.

(d)                                 When the Trustee or the Collateral Agent incurs expenses or renders services after an Event of Default specified in Sections 6.01(e) or 6.01(f) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Debtor Relief Law.

(e)                                  To secure the Company’s and each Guarantor’s payment obligations in this Section 7.07, the Trustee and the Collateral Agent shall have a Lien prior to the Notes on all money or property held or collected by the Trustee or the Collateral Agent, except that held in trust to pay principal, premium, if any, and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or the Collateral Agent.

Section 7.08                             Replacement of Trustee.

(a)                                 A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.  The Trustee may resign in writing at any time by giving 30 days’ prior notice of such resignation to the Company and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(1)                                 the Trustee fails to comply with Section 7.10;

(2)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Debtor Relief Law;

(3)                                 a receiver or public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee becomes incapable of acting.

(b)                                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(c)                                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)                                 If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)                                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall send a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

(f)                                   As used in this Section 7.08 and Section 7.09, the term “Trustee” shall also include the Collateral Agent and each Agent.

Section 7.09                             Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee, subject to Section 7.10.

Section 7.10                             Eligibility; Disqualification.

(a)                                 There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

(b)                                 This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5).  The Trustee is subject to Trust Indenture Act Section 310(b). There shall be excluded from the operation of Trust Indenture Act Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company or any of the Guarantors are outstanding if the requirements for such exclusion set forth in Trust Indenture Act Section 310(b)(1) are met.

Section 7.11                             Preferential Collection of Claims Against the Company.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b).  A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

Section 7.12                             Collateral Agent.

The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Collateral Agent as if the Collateral Agent were named as the Trustee herein and the Security Documents were named as this Indenture herein.

ARTICLE 8

DISCHARGE AND DEFEASANCE

Section 8.01                             Satisfaction and Discharge of Indenture.

The Company may terminate its and the Guarantors’ obligations under this Indenture, the Notes, the Secured Note Guarantees and the Security Documents when:

(a)                                 either:

(1)                                 all the Notes that have been authenticated and delivered have been accepted by the Trustee for cancellation (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07); or

(2)                                 (x) all outstanding Notes issued under this Indenture have become due and payable; (y) all outstanding Notes issued under this Indenture have or will become due and payable at the Stated Maturity within one year; or (z) all outstanding Notes issued under this Indenture are subject to redemption within one year (and the Company shall have entered into arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption), and in each case, the Company shall have deposited or caused to be deposited with the Trustee as trust funds for the purpose of making payments to the Holders under this Indenture an amount (which may include Governmental Obligations), dedicated solely to the benefit of the Holders, sufficient to pay and discharge all outstanding Notes issued under this Indenture on the Stated Maturity or the scheduled date of redemption; and

(b)                                 the Company shall have paid or caused to be paid all other sums then due and payable under this Indenture; and

(c)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

If the foregoing conditions are met, the Trustee, on demand and at the cost and expense of the Company, shall execute such instruments prepared by the Company acknowledging such satisfaction of and discharging this Indenture, the Notes and the Secured Note Guarantees and the release of the Liens securing the Secured Note Guarantees except as to:

(i)                              rights of registration of transfer and exchange of Notes;

(ii)                               the Company’s right of optional redemption;

(iii)                               substitution of mutilated, defaced, destroyed, lost or stolen Notes;

(iv)                              rights of Holders to receive payment of the principal amount, premium (if any) and interest when due and payable, solely out of the trust created pursuant to this Section 8.01;

(v)                              the rights, powers, trusts, duties and immunities of the Trustee and the Collateral Agent, and the Company’s and the Guarantors’ obligations in connection therewith; and

(vi)                              the rights of the Holders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them; and the rights of the Company to be repaid any money pursuant to Section 8.05 and Section 8.06.

Section 8.02                             Legal Defeasance.

Upon making the deposit referred to in Section 8.02(a), the Company will be deemed to have paid and the Company and the Guarantors will be discharged from their obligations in respect of the Notes, this Indenture, the Secured Note Guarantees and the Security Documents, other than their obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08 and as set forth in clauses (i) through (vi) of Section 8.01; provided that the following conditions have been satisfied:

(a)                                 the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds for the purpose of making the following payments, dedicated solely to the benefit of the holders of the Notes in cash or Governmental Obligations or a combination thereof (other than moneys repaid by the Trustee or any Paying Agent to the Company in accordance with Section 8.06) in each case sufficient without reinvestment, in the written opinion of an internationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the Trustee to pay and discharge, all of the principal, premium (if any) and interest when the same becomes due and payable at Stated Maturity, upon optional redemption, upon required repurchase or otherwise or if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Company’s name and at the Company’s expense;

(b)                                 unless the Notes have become due and payable or will become due and payable at Stated Maturity or upon redemption within one year and, in the case of redemption, the Company has entered into arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name of the Trustee, the Company has delivered to the Trustee an Opinion of Counsel stating that, as a result of an IRS ruling or a change in applicable U.S. federal income tax law, the holders of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax on the same amounts, in the same manner and at the same times as would be the case if the deposit, defeasance and discharge did not occur;

(c)                                  no Default or Event of Default with respect to the outstanding Notes has occurred and is continuing at the time of such deposit after giving effect to the deposit;

(d)                                 the defeasance will not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all Notes were in default within the meaning of such Act;

(e)                                  the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or material instrument (other than this Indenture and the Notes) to which the Company is a party or by which it is bound; and

(f)                                   the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Upon and following the satisfaction of the foregoing conditions, the Trustee upon request will acknowledge in writing the discharge of the Indenture, the Notes and the Secured Note Guarantees and the release of the Liens securing the Secured Note Guarantees except for the surviving obligations specified above.

Section 8.03                             Covenant Defeasance.

Upon making the deposit referred to in Section 8.02(a), the failure of the Company to perform the obligations set forth in Sections 4.03, 4.07, 4.08, 4.09, 4.11, 4.12 and 4.14 and the events described in Sections 6.01(c), 6.01(d), 6.01(h) and 6.01(i) will no longer constitute an Event of Default; provided that the following conditions have been satisfied:

(a)                                 the Company has complied with clauses (a), (c), (d), (e), and (f) of Section 8.02; and

(b)                                 unless the Notes have become due and payable or will become due and payable at Stated Maturity or upon redemption within one year and, in the case of redemption, the Company has entered into arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name of the Company, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax on the same amounts, in the same manner and at the same times as would be the case if the deposit and covenant defeasance did not occur,

Except as specifically stated above and provided in Section 10.09 and Section 11.02, none of the Company’s obligations under this Indenture and the Notes will be discharged pursuant to this Section 8.03.

Section 8.04                             Application by Trustee of Funds Deposited for Payment of Notes.

Subject to Section 8.06, all moneys deposited with the Trustee pursuant to Sections 8.01, 8.02 and 8.03 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium (if any) and interest.  Such money need not be segregated from other funds except to the extent required by law.

Section 8.05                             Repayment of Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys held by any Paying Agent under the provisions of this Indenture at the time of such satisfaction and discharge shall, upon demand of the Company, be repaid to the Company or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

Section 8.06                             Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years.

Subject to applicable abandoned property law, any moneys or Governmental Obligations deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or premium (if any) on or interest on any Note and not applied but remaining unclaimed for two years after the date upon which such principal, premium or interest shall have become due and payable, shall, at the Company’s request, be repaid to the Company by the Trustee or such Paying Agent, and the Holder of the Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

Section 8.07                             Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and each Guarantor’s obligations under this Indenture, the Notes the Secured Note Guarantees and the Security Documents shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company makes any payment of principal of or premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                             Without Consent of Holders.

Notwithstanding Section 9.02, without the consent of any Holder, the Company, the Guarantors, the Trustee and the Collateral Agent at any time and from time to time, may amend this Indenture, the Notes, the Intercreditor Agreement and the Security Documents to:

(a)                                 evidence the succession of another corporation to the Company or successive successions and the assumption of the covenants, agreements and obligations of the Company by a successor;

(b)                                 add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any of its rights or powers;

(c)                                  add Events of Default for the benefit of Holders of the Notes;

(d)                                 add to, change or eliminate any provision of this Indenture applying to the Notes, provided that the Company deems such action necessary or advisable and that such action does not adversely affect the interests of any Holder of the Notes;

(e)                                  evidence and provide for a successor Trustee or Collateral Agent or to add to or change any provisions to the extent necessary to appoint a separate Trustee or Collateral Agent for the Notes;

(f)                                   cure any ambiguity, defect or inconsistency under this Indenture;

(g)                                  supplement any provisions of this Indenture necessary to defease and discharge the Notes or this Indenture otherwise in accordance with the defeasance or discharge provisions, as the case may be, of this Indenture, or to make other provisions with respect to matters or questions arising under this Indenture; provided that such action does not adversely affect the interests of the Holders of any Notes in any material respect;

(h)                                 to add to, change or eliminate any provisions of this Indenture to comply with the provisions of the DTC, Euroclear or Clearstream or the Trustee with respect to provisions of this Indenture or the Notes relating to transfers or exchanges of Notes or beneficial interests in the Notes;

(i)                                     add collateral security for the Notes or to release collateral in accordance with Article 11, the Intercreditor Agreement and the Security Documents;

(j)                                    to provide for or release Guarantors in accordance with Section 4.07 or Article 10;

(k)                                 to provide for the issuance of Additional Notes ranking equally with the Notes in all respects (other than the payment of interest accruing prior to the issue date of such Additional Notes or except for the first payment of interest following the issue date of such Additional Notes);

(l)                                     conform any provision of the Indenture, the Notes, the Intercreditor Agreement or the Security Documents to the “Description of Notes” contained in the Offering Memorandum; or

(m)                             provide for the accession or succession of any parties to the Intercreditor Agreement or the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, refinancing or other modification from time to time of the Notes, the New Credit Facility or Additional Pari Passu Agreements.

Section 9.02                             With Consent of Holders.

The Company may enter into one or more supplemental indentures and supplements or amendments to the Security Documents and the Intercreditor Agreement, if applicable, with the Trustee and the Collateral Agent, if applicable, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture with the written consent of the Holders of at least a majority in aggregate principal amount of outstanding Notes affected by such supplemental indenture, supplement or amendment to the Security Documents and the Intercreditor Agreement; provided, however, that, no such supplemental indenture, supplement or amendment shall, without the consent of the Holder of each outstanding Note affected thereby,

(a)                                 reduce the rates of or changes the time for payment of interest on any Notes;

(b)                                 reduce the principal amount of, or change the Stated Maturity of, any Notes;

(c)                                  reduce the Redemption Price, including upon a Change of Control Triggering Event, of any Notes or amend or modify in any manner adverse to the Holders thereof the Company’s obligation to make such payments;

(d)                                 change the currency of payment of principal, premium, if any, or interest;

(e)                                  reduce the quorum requirements under this Indenture;

(f)                                   reduce the percentage in principal amount of outstanding Notes, the consent of whose Holders is required for modification of this Indenture, for waiver of compliance with certain provisions of this Indenture, for waiver of certain Defaults or consent to take any action;

(g)                                  adversely affect the ranking of the Notes or the Secured Note Guarantees;

(h)                                 waive any default in the payment of principal, premium, if any, or interest;

(i)                                     release any Guarantor from any of its obligations under its Secured Note Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

(j)                                    impair the right to institute suit for the enforcement of any payment on the Notes or the Secured Note Guarantees.

In addition, any amendment to, or waiver of, any provision of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens of the Notes or of modifying the Intercreditor Agreement in any manner adverse in any material respect to the holders of the Notes will require consent of the holders of at least 66% in aggregate principal amount of the Notes then outstanding.

Section 9.03                             Reserved.

Section 9.04                             Revocation and Effect of Consents.

(a)                                 Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b)                                 The Company may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver.

Section 9.05                             Notation on or Exchange of Notes.

(a)                                 The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)                                 Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                             Trustee to Sign Amendments, etc.

The Trustee and Collateral Agent, if applicable, shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee and Collateral Agent, if applicable.  In executing any amendment, supplement or waiver, the Trustee and Collateral Agent, if applicable, shall receive and (subject to Section 7.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel (which may contain customary qualifications) stating that the execution of such amended or supplemental indenture, supplement or waiver, as applicable, complies with the provisions hereof and of the provisions of the Security Documents and Intercreditor Agreement and such amended or supplemental indenture, supplement or waiver, as applicable, is the legal, valid and binding obligation of the Company or guarantor (as applicable), enforceable against it in accordance with its terms.

ARTICLE 10

GUARANTEES

Section 10.01                      Guarantee.

(a)                                 Each of the Guarantors hereby, jointly and severally, absolutely, unconditionally and irrevocably, guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee and the Collateral Agent and their respective successors and assigns, as a primary obligor and not merely as surety, the prompt and complete payment and performance when due (whether at the stated maturity upon redemption, purchase pursuant to an offer to purchase, acceleration or otherwise) of all Notes Obligations.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                                 Without limiting the generality of anything herein, or in any other Security Documents to the contrary notwithstanding, the maximum liability of each Guarantor hereunder shall be limited to such amount as will, after giving effect to such maximum liability and all other liabilities (contingent or otherwise) of such Guarantor that are relevant under applicable Federal or state bankruptcy or insolvency laws, fraudulent conveyance or transfer laws, or similar such laws, result in the obligations of such Guarantor hereunder not constituting a fraudulent transfer or conveyance under applicable Federal or state laws (after giving effect to all rights of subrogation, contribution or reimbursement, subject to Section 10.03).

(c)                                  Each Guarantor agrees that the Notes Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article 10 or affecting the rights and remedies of the Collateral Agent or any Notes Secured Party hereunder.

(d)                                 Each Guarantor’s guarantee contained in this Article 10 shall remain in full force and effect until payment in full of all Notes Obligations guaranteed hereby or the release of such Guarantor’s guarantee in accordance with Section 10.09.

(e)                                  No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any Notes Secured Party from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Notes Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Notes Obligations or any payment received or collected from such Guarantor in respect of the Notes Obligations), remain liable for the Notes Obligations up to the maximum liability of such Guarantor hereunder until payment in full of all obligations guaranteed hereby or the release of such Guarantors guarantee in accordance with Section 10.

Section 10.02                      Right of Contribution.

Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 10.03.  The provisions of this Section 10.02 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent, the Trustee and the Holders, and each Guarantor shall remain liable to the Collateral Agent, the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 10.03                      No Subrogation.

Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent, the Trustee or the Holders, no Guarantor shall be entitled to seek or enforce its right to be subrogated to any of the rights of the Collateral Agent, the Trustee or the Holders against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent, the Trustee or the Holders for the payment of the Notes Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until payment in full of all Notes Obligations guaranteed hereby or the release of such Guarantor’s guarantee in accordance with Section 10.09.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Notes Obligations shall not have been paid in full or such payment is otherwise prohibited pursuant to the immediately preceding sentence, such amount shall be held by such Guarantor in trust for the Collateral Agent, the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee for the benefit of itself, the Collateral Agent and the Holders in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Notes Obligations, whether matured or unmatured, in such order as the Trustee may determine in accordance with this Indenture.

Section 10.04                      Amendments, etc. with respect to the Notes Obligations.

Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Notes Obligations made by the Trustee, the Collateral Agent or any Holder may be rescinded by the Trustee, the Collateral Agent or any Holder and any of the Notes Obligations may be continued, and the Notes Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released in accordance with this Indenture, the Intercreditor Agreement and the Security Documents, and the Security Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, from time to time, in accordance with this Indenture, the Intercreditor Agreement and the Security Documents.  None of the Collateral Agent, Trustee nor any Notes Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Notes Obligations or for the guarantee contained in this Article 10 or any property subject thereto.

Section 10.05                      Guarantee Absolute and Unconditional.

Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Notes Obligations and notice of or proof of reliance by the Trustee, the Collateral Agent or any Holder upon the guarantee contained in this Article 10 or acceptance of the guarantee contained in this Article 10; the Notes Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article 10; and all dealings between the Company and any of the Guarantors, on the one hand, and the Trustee, the Collateral Agent and the Holders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article 10.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Notes Obligations.  Each Guarantor understands and agrees that the guarantee contained in this Article 10 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of any Security Documents, any of the Notes Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Trustee, the Collateral Agent or any Holder, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or any other Person against the Trustee, the Collateral Agent or any Holder, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company, such Guarantor or any other Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company or any other obligor for the Notes Obligations, or of such Guarantor under the guarantee contained in this Article 10, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Trustee, the Collateral Agent or the Holders may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Notes Obligations or any right of offset with respect thereto, and any failure by the Trustee, the Collateral Agent or the Holders to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Trustee, the Collateral Agent or the Holders against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 10.06                      Reinstatement.

The guarantee contained in this Article 10 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Notes Obligations is rescinded or must otherwise be restored or returned by the Trustee, the Collateral Agent or any Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 10.07                      Payments.

Each Guarantor hereby jointly and severally guarantees that payments hereunder will be paid in U.S. dollars without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.08                      Execution and Delivery.

To evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by one of its authorized officers.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

If required by Section 4.07, the Company shall cause any newly created or acquired Domestic Restricted Subsidiary to comply with the provisions of Section 4.07, Section 4.12 and this Article 10, to the extent applicable.

Section 10.09                      Release of Guarantees.

The Secured Note Guarantee of a Guarantor will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect) upon:

(a)                                 the release or discharge of the Indebtedness of or Guarantee by such Subsidiary that resulted in the creation of such Secured Note Guarantee pursuant to Section 4.07(a) (or would have resulted in the creation of a Secured Note Guarantee pursuant to Section 4.07(a) had such Secured Note Guarantee not already been in place) other than a discharge of (1) a Guarantee as a result of payment under such Guarantee or (2) Indebtedness as a result of the acceleration of such Indebtedness due to a default or event of default under the terms thereof;

(b)                                 a sale or other disposition (including by way of consolidation or merger) of Capital Stock of such Subsidiary such that such Subsidiary is no longer a Domestic Restricted Subsidiary of the Company, if such sale or other disposition is not prohibited by the terms of this Indenture;

(c)                                  if such Subsidiary was not required to create a Secured Note Guarantee pursuant to Section 4.07(a) but did so at its option, upon the request by such Subsidiary of release at any time; provided that after giving effect to such release, the Company would be in compliance with the covenant set forth in Section 4.07;

(d)                                 upon the Company exercising the legal defeasance option, or the Company’s obligations under the Indenture being discharged, in accordance with Article 8; or

(e)                                  upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on all Notes then outstanding and all other Notes Obligations (other than contingent liabilities for which no claim has been asserted).

Upon written direction of the Company and delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel, the Trustee or the Collateral Agent, as applicable, will execute any documents reasonably requested by the Company in order to evidence or effect the release of any Subsidiary from its obligations under its Secured Note Guarantee. Upon any release of a Subsidiary from its Secured Note Guarantee, such Subsidiary shall also be released, without any further action by such Subsidiary or the Company, from its Notes Obligations under the Security Documents.

ARTICLE 11

SECURITY

Section 11.01                      Collateral and Security Documents.

(a)                                 The Notes Obligations shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Notes Obligations, subject to the terms of the Intercreditor Agreement.  The Company and the Guarantors will comply with the terms of the Intercreditor Agreement and the Security Documents, to the extent required under the Security Documents and subject to the limitations therein, do or cause to be done all things (including the filing of UCC financing statements, continuation statements and amendments thereto) which are necessary to confirm that the Collateral Agent holds a Lien in the Collateral, including property that becomes Collateral after the Issue Date.

Section 11.02                      Release of Liens on Collateral.

(a)                                 The Liens on the Collateral will be released with respect to the Notes and the Guarantees, as applicable:

(1)                                 in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on all Notes then outstanding and all other Notes Obligations (other than contingent liabilities for which no claim has been asserted);

(2)                                 in whole, upon satisfaction and discharge of this Indenture in accordance with Section 8.01;

(3)                                 in whole, upon a legal defeasance or a covenant defeasance pursuant to Section 8.02 or Section 8.03, respectively;

(4)                                 as set forth under Sections 9.01 and 9.02;

(5)                                 with respect to assets of a Guarantor, upon release of such Guarantor from its Secured Note Guarantee pursuant to Section 10.09; and

(6)                                 as to any asset constituting Collateral (A) that is sold or otherwise disposed of by the Company or any Guarantor (to a person that is not the Company or a Guarantor) in a transaction not prohibited by this Indenture and the Security Documents (to the extent of the interest sold or disposed of, including as a result of any investments of Collateral in non-Guarantor Subsidiaries to the extent not prohibited by this Indenture and the Security Documents) or (B) that is otherwise released in accordance with this Indenture, the Intercreditor Agreement and the Security Documents (including in connection with the grant of a Permitted Prior Lien); provided in each case that if any such transaction is a sale, transfer or other disposition (whether in the form of an exclusive license or otherwise) of all or substantially all of the Material

Intellectual Property to any person (in a single transaction or in a series of related transactions), unless such transaction or series of related transactions is pursuant to a Change of Control not prohibited by Article 5 or a sale, transfer or other disposition to a Guarantor or a Person that becomes a Guarantor in connection with such transaction, this Indenture and the Security Documents provide that the Collateral Agent shall be required to take any such action requested by the Company to effect the release of any Collateral if and only if each of the following additional conditions are satisfied: (x) there is no Default or Event of Default immediately prior to or after giving effect to such transaction(s) (as certified to the Collateral Agent in the Officers’ Certificate referred to in the following clause (y)), and (y) the Company shall have delivered to the Collateral Agent an Officers’ Certificate certifying that (1) the Company has determined that such conveyances and/or transfers are necessary or desirable in connection with a reorganization, restructuring, optimization or other similar event/action in furtherance of the business interests of the Company and its Restricted Subsidiaries, taken as a whole, (2) each transferee in such transaction or series of transactions is a Restricted Subsidiary, and (3) the Company has or will receive consideration for such Material Intellectual Property that constitutes Fair Market Value of such Material Intellectual Property as determined by the Company in a commercially reasonable manner.

(b)                                 Upon compliance by the Company or any Guarantor, as the case may be, with the conditions precedent required by this Indenture, the Trustee or the Collateral Agent shall promptly cause to be released and reconveyed to the Company or the Guarantor, as the case may be, without recourse or warranty, the released Collateral.

Section 11.03                      Authorization of Receipt of Funds by the Trustee Under the Security Documents.

Subject to the provisions of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.  Such funds shall be held on deposit by the Trustee without investment, and the Trustee shall have no liability for interest or other compensation thereon.

Section 11.04                      Powers Exercisable by Receiver or Collateral Agent.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or such Guarantor or of any officer or officers thereof required by the provisions of this Article 11; and if the Collateral shall be in the possession of the Collateral Agent under any provision of this Indenture, then such powers may be exercised by the Collateral Agent.

Section 11.05                      Appointment and Authorization of U.S. Bank National Association as Collateral Agent.

(a)                                 The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints the Collateral Agent as its agent under this Indenture, the Security Documents and the Intercreditor Agreement and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement and to take such action on its behalf under the provisions of this Indenture, the Security Documents and the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture, the Security Documents and the Intercreditor Agreement, together with such powers as are reasonably incidental thereto.  The Collateral Agent agrees to act as such and agrees to act pursuant to the instructions of the Holders and the Trustee with respect to the Security Documents and the Collateral on the express conditions contained in this Section 11.05.  The provisions of this Section 11.05 are solely for the benefit of the Collateral Agent and none of the Trustee, any of the Holders nor the Company or any of the Guarantors shall have any rights as a third party beneficiary of any of the provisions contained in this Section 11.05 other than as expressly provided in Section 11.02.  Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the Intercreditor Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder, the Company or any Subsidiary of the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents and the Intercreditor Agreement or otherwise exist against the Collateral Agent.  The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act. The obligations of the Collateral Agent with respect to the Collateral shall be governed exclusively by the express terms of this Indenture, the Security Documents and the Intercreditor Agreement and not by the UCC except to the extent required by applicable law.  Neither duties of, nor any adverse consequence to, a secured party under the UCC shall be read into this Indenture or the Security Documents and the Intercreditor Agreement as obligations against the Collateral Agent to the extent such obligations are not reflected in the express terms of this Indenture, the Security Documents or the Intercreditor Agreement.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)                                 The Collateral Agent may execute any of its duties under this Indenture, the Security Documents or the Intercreditor Agreement by or through agents, employees, attorneys-in-fact or through its related Persons and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Collateral Agent shall not be responsible for the negligence or misconduct of any agent, employee, attorney-in-fact or related Person that it selects as long as such selection was made without gross negligence or willful misconduct.

(c)                                  None of the Collateral Agent, nor any of its respective related Persons shall (i) be liable for any action taken, suffered or omitted to be taken by any of them in good faith and reasonably believed by them to be authorized or within the discretion or rights of powers under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Security Document or the Intercreditor Agreement or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any Guarantor, officer or related Person thereof, contained in this Indenture or any other indenture, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture or any other indenture, the Security Documents or the Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or any other indenture, the Security Documents or the Intercreditor Agreement, or for any failure of the Company, any Guarantor or any other party to this Indenture, the Security Documents or the Intercreditor Agreement to perform its obligations hereunder or thereunder.  None of the Collateral Agent or any of its related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this or any other Indenture, the Security Documents or the Intercreditor Agreements or to inspect the properties, books, or records of the Company or any Guarantor.

(d)                                 The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any Guarantor), independent accountants and other experts and advisors selected by the Collateral Agent.  The Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture or any other indenture, the Security Documents or the Intercreditor Agreement unless it shall first receive such advice or concurrence of the Trustee as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture or any other indenture, the Security Documents or the Intercreditor Agreement in accordance with a request or consent of the Trustee and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e)                                  The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Agent shall have received written notice from the Trustee or the Company or a Guarantor referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.”  The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 (subject to this Section 11.05).

(f)                                   U.S. Bank National Association and its Affiliates (and any successor Collateral Agent and its affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Company or any Guarantor and its Affiliates as though it was not the Collateral Agent hereunder and without notice to or consent of the Trustee.  The Trustee and the Holders acknowledge that, pursuant to such activities, U.S. Bank National Association or its Affiliates (and any successor Collateral Agent and its affiliates) may receive information regarding the Company or any Guarantor or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company, such Guarantor or such Affiliate) and acknowledge that the Collateral Agent shall not be under any obligation to provide such information to the Trustee or the Holders.  Nothing herein shall impose or imply any obligation on the part of U.S. Bank National Association (or any successor Collateral Agent) to advance funds.

(g)                                  The Collateral Agent may resign at any time upon thirty (30) days’ prior written notice to the Trustee and the Company and the Guarantors, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent.  If the Collateral Agent resigns under this Indenture, the Company shall appoint a successor Collateral Agent.  If no successor Collateral Agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor Collateral Agent.  If no successor Collateral Agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor.  Upon the acceptance of its appointment as successor collateral agent hereunder, such successor Collateral Agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor Collateral Agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated.  After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 11.05 (and Sections 7.07 and 11.06) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.  U.S. Bank National Association shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion.  Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreement, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct or gross negligence.

(h)                                 The Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction from the Trustee or Holders of a majority in aggregate principal amount of the then outstanding Notes.  If the Collateral Agent shall request direction from the Trustee or Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any action, the Collateral Agent shall be entitled to refrain from such action unless and until the Collateral Agent shall have received direction from the Trustee or Holders of a majority in aggregate principal amount of the then outstanding Notes and security or indemnity satisfactory to the Collateral Agent, and the Collateral Agent shall not incur liability to any Person by reason of so refraining. The Company and the Guarantors recognize and agree that the interest in the Collateral is vested in the Collateral Agent, and that the Collateral Agent shall be designated as secured party for UCC purposes pursuant to the requirements of the Holders of the Notes for the express purpose of providing security on the Notes Obligations, and not for the purpose of advancing any personal interests of the Collateral Agent or the Trustee therein. Consequently, notwithstanding the provisions of Section 9-210 of the UCC, the Company and each Guarantor agrees that any request for issuance of an estoppel certificate, request for accounting, list of Collateral, or status of the account in any manner relating to the existence or perfection of any portion of the Collateral shall be delivered to the Trustee, the Collateral Agent and to the Holders of the Notes. The Trustee and the Collateral Agent shall have no duty or obligation to the Notes Secured Parties under any provision of the UCC with respect to any request for issuance of an estoppel certificate, request for accounting, list of Collateral, or status of the account in any manner relating to the existence or perfection of any portion of the Collateral, including but not limited to any obligation under Sections 9-210 of the UCC, and the Trustee and the Collateral Agent shall be obligated to respond to any such request only upon receipt of a written direction to do so signed by Holders representing not less than a majority in aggregate principal amount of Notes outstanding.

(i)                                     If at any time or times the Trustee shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations secured by the Security Documents arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, the Security Documents or the Intercreditor Agreement, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to this Indenture, the Security Documents or the Intercreditor Agreements, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent.

(j)                                    The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Company or any Guarantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, including without limitation, any duty to file or record any financing statements, continuation statement or other documents to perfect or maintain the perfection of the Collateral Agent’s security interest, or to determine whether all of the Company’s or Guarantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreement, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given the Collateral Agent’s own interest in the Collateral and that the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(k)                                 No provision of this Indenture, the Intercreditor Agreement or any Security Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder or thereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(l)                                     The Collateral Agent (i) shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Collateral Agent was grossly negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Company (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to legal matters relating to this Indenture, the Notes, the Security Documents and the Intercreditor Agreement shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(m)                             Neither the Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control.  Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.  Neither the Collateral Agent nor the Trustee shall be liable for any indirect, special or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(n)                                 The Collateral Agent shall be entitled to compensation, reimbursement and indemnification as provided in Section 7.07.

Section 11.06                      Intercreditor Agreement and Security Documents.

Each of the Trustee and Collateral Agent is hereby directed and authorized to execute and deliver the Intercreditor Agreement and any Security Documents in which it is named as a party.  It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose.  Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Intercreditor Agreement or any Security Document, the Trustee and Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to each of them under this Indenture (in addition to those that may be granted to each of them under the terms of such other agreement or agreements).

ARTICLE 12

MISCELLANEOUS

Section 12.01                      Reserved.

Section 12.02                      Notices.

(a)                                 Any notice or communication by the Company or the Trustee to the others is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested) or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to the others’ addresses:

If to the Company:

Micron Technology, Inc.
8000 South Federal Way
Boise, Idaho  83716-9632 100
Fax No.: (208) 368-4540
Attention:  General Counsel

With a copy to:
Wilson Sonsini Goodrich & Rosati, Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050
Fax No:  (650) 493-6811
Attention:  John A. Fore

If to the Trustee and/or the Collateral Agent:

U.S. Bank National Association
Global Corporate Trust Services
633 West Fifth Street, 24th Floor
Los Angeles, California 90071
Fax No:  (213) 615-6197
Attention:  Paula Oswald (Micron Technology, Inc. 7.500% Senior Secured Notes due 2026)

The Company, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(b)                                 All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; on the first date of which publication is made if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee or Collateral Agent shall be deemed effective upon actual receipt thereof.

(c)                                  Subject to Section 12.02(e), any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register.  Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d)                                 Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)                                  Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

(f)                                   The Trustee and Collateral Agent agree to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic .pdf transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee and Collateral Agent in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions.  Neither the Trustee nor Collateral Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s and Collateral Agent’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g)                                  If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)                                 If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee, the Collateral Agent and each Agent at the same time.

Section 12.03                      Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture, the Security Documents or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 12.04                      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)                                 an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; provided that no Officers’ Certificate shall be required in connection with the issuance of Notes on the Issue Date or the entering into of the Security Documents or the Intercreditor Agreement on the Issue Date; and

(2)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 and which may contain customary qualifications) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that no such Opinion of Counsel shall be required in connection with the issuance of Notes on the Issue Date or the entering into of the Security Documents or the Intercreditor Agreement on the Issue Date and any Opinion of Counsel may rely as to factual matters on an Officers’ Certificate.

Section 12.05                      Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) shall include:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(4)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06                      Intercreditor Agreement.

The Trustee, the Collateral Agent and the Holders are bound by the terms of the Intercreditor Agreement and the Security Documents.  It is expressly agreed that the other parties to the Intercreditor Agreement shall be third-party beneficiaries of this Section 12.06.

Section 12.07                      Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.08                      No Personal Liability of Stockholders, Partners, Officers or Directors.

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes, this Indenture, the Security Documents or the Intercreditor Agreement by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

Section 12.09                      Governing Law.

THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 12.10                      Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE AND COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE SECURITY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.11                      Force Majeure.

In no event shall the Trustee or Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture and the Security Documents arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee and Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.12                      No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.13                      Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee and the Collateral Agent in this Indenture shall bind its successors.  All agreements of each Guarantor in this Indenture and the Notes shall bind its successors, except as otherwise provided in this Indenture.

Section 12.14                      Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.15                      Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

Section 12.16                      Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.17                      U.S.A. PATRIOT Act.

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  For a non-individual person such as a business entity, a charity, a trust or other legal entity the Trustee and Collateral Agent will ask for documentation to verify its formation and existence as a legal entity.  The Trustee and Collateral Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.  The parties each agree to provide all such information and documentation as to themselves as requested by the Trustee and Collateral Agent to ensure compliance with federal law.

[Signatures on following page]

MICRON TECHNOLOGY, INC.

By:	/s/ Ernest E. Maddock
Name:	Ernest E. Maddock
Title:	Chief Financial Officer and
Vice President, Finance

[Signature Page to Indenture]

GUARANTOR

MICRON SEMICONDUCTOR PRODUCTS, INC.

By:	/s/ Steven L. Thorsen, Jr.
	Name:	Steven L. Thorsen, Jr.
	Title:	President

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

By:	/s/ Paula M. Oswald
	Name:	Paula M. Oswald
	Title:	Vice President

[Signature Page to Indenture]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES
AND ADDITIONAL NOTES

Section 1.1                                    Definitions.

(a)                                 Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture.  The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Distribution Compliance Period”, with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“Global Note” means a Note in registered global form without interest coupons, including without limitation, the Rule 144A Global Note and the Regulation S Global Note.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

(b)                                 Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(c)

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Term:	Defined in Section:
“Definitive Notes Legend”	2.3(e)
“Global Notes Legend”	2.3(e)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.3(e)
“Rule 144A Notes”	2.1(a)
“Rule 144A Global Note”	2.1(b)

Section 2.1                                    Form and Dating.

(a)                                 The Initial Notes issued on the date hereof shall be (i) offered and sold by the Company to the Initial Purchasers and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S (“Regulation S Notes”).  Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.

(b)                                 Global Notes.  Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture.  Beneficial ownership interests in the Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note or any other Note without a Restricted Notes Legend until the expiration of the Distribution Compliance Period.  Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of the Indenture and Section 2.3(c) below.

(c)                                  Book-Entry Provisions.  This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all

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purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)                                 Definitive Notes.  Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of certificated Notes.

Section 2.2                                    Authentication.  The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer of the Company (a) Initial Notes for original issue on the date hereof in an aggregate principal amount of $1,250,000,000 and, (b) subject to the terms of the Indenture, Additional Notes.  Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Additional Notes.

Section 2.3                                    Transfer and Exchange.

(a)                                 Transfer and Exchange of Definitive Notes for Definitive Notes.  When Definitive Notes are presented to the Registrar with a request:

(i)                                     to register the transfer of such Definitive Notes; or

(ii)                                  to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1)                                 shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2)                                 in the case of Transfer Restricted Notes, are accompanied by the following additional information and documents, as applicable:

(A)                               if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Notes); or

(B)                               if such Definitive Notes are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Notes); or

(C)                               if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Notes) and (y) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the applicable legends set forth in Section 2.3(e)(i).

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(b)                                 Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note.  A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i)                                     (A) certification (in the form set forth on the reverse side of the Initial Notes) that such Definitive Note is being transferred (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit C or (3) outside the United States of America in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; or (B) such other certification and Opinion of Counsel as the Trustee shall require; and

(ii)                                  written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled.  If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Note in the appropriate principal amount.

(c)                                  Transfer and Exchange of Global Notes.  (i)  The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.  A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.  Transfers by an owner of a beneficial interest in the Rule 144A Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

(ii)                                  If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

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(iii)                               Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv)                              In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d)                                 Restrictions on Transfer of Regulation S Global Note.  (i) Prior to the expiration of the Distribution Compliance Period, interests in the Regulation S Global Note may only be held through Euroclear or Clearstream.  During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Company or any of its Subsidiaries, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or another available exemption, (5) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Notes of $250,000 or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States of America.  Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Notes to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Notes of $250,000 (in which case the transferee must furnish a signed letter substantially in the form of Exhibit C to the Trustee).  Such written certification shall no longer be required after the expiration of the Distribution Compliance Period.

(ii)                                  Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(e)                                  Legends.

(i)                                     Except as permitted by this Section 2.3(e), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

“THE OFFERING AND SALE OF THIS NOTE (OR ITS PREDECESSOR) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS

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AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1)                                 REPRESENTS THAT IT IS NOT AN “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF MICRON TECHNOLOGY, INC. AND (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2)                                 AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO MICRON TECHNOLOGY, INC. OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3)                                 AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.”

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

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Each Global Note shall bear the following additional legend (“Global Notes Legend”):

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(ii)                                  Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144.

(iii)                               Reserved.

(iv)                              Reserved.

(v)                                 Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Initial Note or Additional Note acquired pursuant to Regulation S, all requirements that such Initial Note or Additional Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note or Additional Note be issued in global form shall continue to apply.

(vi)                              Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(vii)                           To the extent that any Notes are represented by one or more Global Notes held by or on behalf of the Depositary, the Company may, but is not obligated to, cause the Restrictive Notes Legend on any such Global Notes to be removed (or deemed removed) and cause such Global Notes to be identified by an unrestricted CUSIP at any time on or after the one year anniversary of the later of (x) the Issue Date and (y) the date on which Additional Notes were last issued (it being understood that, if Additional Notes bear a different CUSIP, the date after which the Company may cause the Restrictive Notes Legend to be removed (1) with respect to the Initial Notes, shall be the one year anniversary of the issuance of the Initial Notes, and (2) with respect to such Additional Notes, shall be the one year anniversary of the date of issuance of such Additional Notes), without delivering an Opinion of Counsel, by delivering to the Trustee a

7

written notice (x) certifying that all Notes represented by such Global Notes would be freely tradable under Rule 144 by a person who is not an affiliate of the Company (within the meaning of Rule 144) and has not been an affiliate of the Company (within the meaning of Rule 144) during the immediately preceding three months, (y) instructing the Trustee to take any actions as may be necessary so that the Restricted Notes Legend set forth on the Global Notes shall be deemed removed from the Global Notes in accordance with the terms and conditions of the Notes and the Indenture, without further action on the part of Holders and (z) instructing the Trustee to take any actions as may be necessary so that the restricted CUSIP number for the Notes shall be removed from the Global Notes and replaced with an unrestricted CUSIP number. Immediately upon receipt of such notice by the Trustee the Restricted Notes Legend will be deemed removed from each of the Global Notes specified in such notice and the restricted CUSIP number will be deemed removed from each of such Global Notes and deemed replaced with an unrestricted CUSIP number.  If the Company executed and the Trustee authenticated Global Notes without the Restricted Notes Legend on the Issue Date, then upon receipt of the notice set forth in this Section 2.3(e)(vii), the Trustee shall increase the principal amount of the Global Notes without the Restricted Notes Legend to the aggregate outstanding principal amount of Restricted Global Notes and decrease the principal amount of and cancel the Restricted Global Notes without an Authentication Order.

(viii)                        From and after the one year anniversary of the issue date of any Transfer Restricted Note, upon written direction of the Company:

(A)                               The Registrar shall permit the Holder thereof to exchange any Transfer Restricted Note that is a Definitive Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar and the Company that its request for such exchange was made in reliance on Rule 144 and that such Holder is not (and has not been during the preceding three months) an affiliate (as defined under Rule 144) of the Company; and

(B)                               Beneficial interests in a Transfer Restricted Note that is a Global Note may be exchanged for beneficial interests in Global Note that does not bear the Restricted Notes Legend if the Holder certifies in writing to the Registrar and the Company that its request for such exchange was made in reliance on Rule 144 and that such Holder is not (and has not been during the preceding three months) an “affiliate” of the Company within the meaning of Rule 144.

(f)                                   Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

(g)                                  Obligations with Respect to Transfers and Exchanges of Notes.

(i)                                     To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

8

(ii)                                  No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 2.10, 3.06, 4.11 and 9.05 of the Indenture).

(iii)                               Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)                              All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(h)                                 No Obligation of the Trustee.

(i)                                     The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)                                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(iii)                               Reserved.

(iv)                              In connection with any exchange of beneficial interests in a Global Note that bears a Restricted Notes Legend for any Global Note that does not bear a Restricted Notes Legend in accordance with Section 2.3(e), if a Global Note that does not bear a Restricted Notes Legend is not then outstanding (or an insufficient principal amount of such Global Notes are outstanding to permit such exchange) and the Global Notes have not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, one or

9

more new Global Notes without the Restricted Notes Legend in the appropriate principal amounts.

Section 2.4                                    Definitive Notes.

(a)                                 A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository or (iii) the Company, in its sole discretion and subject to the procedures of the Depository, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under the Indenture. In addition, any Affiliate of the Company that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note, by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by the Indenture or the Company or Trustee.

(b)                                 Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.  Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct.  Any certificated Initial Note or Additional Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(f), bear the Restricted Notes Legend.

(c)                                  Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d)                                 In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

10

EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP [                     ]

ISIN [                     ](1)

[RULE 144A][REGULATION S][GLOBAL] NOTE

7.500% Senior Secured Note due 2023

No.	[Up to][$ ]

MICRON TECHNOLOGY, INC.

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                                              U.S. Dollars] on September 15, 2023.

Interest Payment Dates:  March 15 and September 15

Record Dates:  March 1 and September 1

(1)         Rule 144A Note CUSIP: 595112 BH5

Rule 144A Note ISIN: US595112BH53

Regulation S Note CUSIP: U5933L AF8

Regulation S Note ISIN: USU5933LAF86

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated: [ ] [ ], 20[ ]

MICRON TECHNOLOGY, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated:

[Back of Note]

7.500% Senior Secured Notes due 2023

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             INTEREST.  Micron Technology, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 7.500% per annum from and including April 26, 2016(2) until but excluding maturity and shall pay Additional Interest, if any.  The Company shall pay interest semi-annually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”).  If any Interest Payment Date, redemption date or maturity date is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on such payment for the period after such payment was due to such next succeeding Business Day.  Interest on the Notes shall accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance; provided that the first Interest Payment Date shall be September 15, 2016.  The Company shall pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue installments of interest, including Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.             METHOD OF PAYMENT.  The Company shall pay interest, including Additional Interest, if any, on the Notes to the Persons who are registered holders of Notes at the close of business on March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Principal of and premium, if any, and interest, including Additional Interest, if any, on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest, including Additional Interest, if any, may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, including Additional Interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which hold in excess of $5,000,000 in aggregate principal amount and shall have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.             PAYING AGENT AND REGISTRAR.  Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to the Holders.  The Company is required to maintain a Paying Agent in each place of payment for the Notes at all times.  The Company or any of its Subsidiaries may act in any such capacity.

(2) With respect to the Initial Notes.

4.             INDENTURE.  The Company issued the Notes under an Indenture, dated as of April 26, 2016 (as amended or supplemented from time to time, the “Indenture”), between the Company, the Guarantors named therein, the Trustee and the Collateral Agent.  This Note is one of a duly authorized issue of notes of the Company designated as its 7.500% Senior Secured Notes due 2023.  The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by specific incorporation from the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.             REDEMPTION AND REPURCHASE; SATISFACTION, DISCHARGE AND DEFEASANCE.

The Notes are subject to optional redemption, and may be subject of an Offer to Purchase, as further described in the Indenture.  The Company shall not be required to make any mandatory redemption or mandatory sinking fund payments with respect to the Notes. The Notes are subject to satisfaction, discharge and defeasance as further described in the Indenture.

6.             DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the sending of a notice of redemption of Notes to be redeemed.

7.             PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

8.             AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture, the Notes, the Security Documents and the Intercreditor Agreement may be amended or supplemented as provided in the Indenture.

9.             DEFAULTS AND REMEDIES.  The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.  Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee, the Collateral Agent and the Holders shall be as set forth in the Indenture.

10.          COLLATERAL.  The Notes and the Secured Note Guarantees are secured by a Lien on the Collateral of the Company and the Guarantors, on the terms and conditions set forth in the Indenture, the Intercreditor Agreement and the Security Documents.  The Collateral Agent holds the Lien on the Collateral in trust for the benefit of the Trustee and the Holders in each case pursuant to the Indenture, the Security Documents and the Intercreditor Agreement.  Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture, and authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith.

11.          AUTHENTICATION.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

12.          GOVERNING LAW.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.

13.          CUSIP AND ISIN NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture, the Security Documents and the Intercreditor Agreement.  Requests may be made to the Company at the following address:

c/o Micron Technology, Inc.
8000 South Federal Way
Boise, Idaho  83716-9632 100
Fax No.: (208) 368-4540
Attention:  General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $                principal amount of Notes held in (check applicable space)         book-entry or           definitive form by the undersigned.

The undersigned (check one box below):

☐                                    has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐                                    has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the holding period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐                                    to the Company or subsidiary thereof; or

☐                                    to the Registrar for registration in the name of the Holder, without transfer; or

☐                                    pursuant to an effective registration statement under the Securities Act of 1933; or

☐                                    inside the United States of America to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐                                    outside the United States of America in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐                                    to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

☐                                    pursuant to another available exemption from registration under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (4), (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature:

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all of this Note purchased by the Company pursuant to Section 4.11 of the Indenture, check the box below:

[     ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.11, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $[          ].  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

*This schedule should be included only if the Note is issued in global form.

EXHIBIT B

SUPPLEMENTAL INDENTURE

Dated as of [•]

Among

MICRON TECHNOLOGY, INC.

[Guarantor]

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee and as Collateral Agent

7.500% SENIOR SECURED NOTES DUE 2023

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of [•], among Micron Technology, Inc., a Delaware corporation (the “Company”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation or organization] (collectively “Undersigned”) and U.S. Bank National Association, as trustee (in its capacity as such, the “Trustee”) and as collateral agent (in its capacity as such, the “Collateral Agent”).

RECITALS

WHEREAS, the Company, the Guarantors (as defined in the Indenture), the Trustee and the Collateral Agent entered into the Indenture, dated as of April 26, 2016 (as amended or supplemented from time to time, the “Indenture”), relating to the Company’s 7.500% Senior Secured Notes due 2023 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances a Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary shall unconditionally Guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Undersigned, the Company, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of Holders as follows:

1.                                      Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      Guarantee. The Undersigned hereby agrees to become a party to the Indenture as a Guarantor and to be bound by the terms of the Indenture applicable to a Guarantor, including Article 10 thereof.

3.                                      Enforceability. The execution of this Supplemental Indenture shall constitute a legal, valid and binding obligation of the Undersigned, enforceable against it in accordance with its terms.

4.                                      Notation not Required. Neither the Company nor the Undersigned shall be required to make a notation on the Notes to reflect the Guarantee or any release, termination or discharge thereof.

5.                                      Governing Law. The laws of the State of New York shall govern this Supplemental Indenture.

6.                                      Counterparts. The parties may sign any number of copies of this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signature for all purposes and each signed copy of this Supplemental Indenture shall be an original, but all of them together represent the same agreement.

7.                                      Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.                                      The Trustee and the Collateral Agent. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Undersigned and the Company.

9.                                      Successors. All agreements of the Undersigned in the Indenture, this Supplemental Indenture, the Security Documents, the Intercreditor Agreement and the Guarantee shall bind its successors. All agreements of the Trustee and the Collateral Agent in this Supplemental Indenture shall bind their respective successors.

10.                               No Waiver. Neither a failure nor a delay on the part of either the Trustee, the Collateral Agent or the Holders in exercising any right, power or privilege under this Supplemental Indenture, the Security Documents or the Intercreditor Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Collateral Agent and the Holders herein expressly specified are cumulative and are not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture, the Security Documents and the Intercreditor Agreement at law, in equity, by statute or otherwise.

11.                               Modification. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by the Undersigned therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee and the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Undersigned in any case shall entitle the Undersigned to any other or further notice or demand in the same, similar or other circumstance.

12.                               Confirmation of Indenture.  Except as supplemented and amended hereby, all provisions of the Indenture shall remain in full force and effect, and the Indenture is hereby affirmed and ratified.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

MICRON TECHNOLOGY, INC., as Company

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT C

FORM OF
TRANSFEREE LETTER OF REPRESENTATION

c/o Micron Technology, Inc.
8000 South Federal Way
Boise, Idaho  83716-9632 100
Fax No.: (208) 368-4540
Attention:  General Counsel

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[       ] principal amount of the 7.500% Senior Secured Notes due 2023 (the “Notes”) of Micron Technology, Inc. (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.                                      We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business.  We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.                                      We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States of America within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Notes of $250,000, or (f) pursuant to any other available

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exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws.  The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.  If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act.  Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (c), (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE: ,

by:

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EXHIBIT D

[FORM OF SECURITY AGREEMENT]

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EXHIBIT E

[FORM OF FIRST LIEN INTERCREDITOR AGREEMENT]

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